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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-180521

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

2.700% Senior Notes due 2020	$499,710,000	$68,160.44

(1)
Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(To prospectus dated April 2, 2012)

$500,000,000

Ventas Realty, Limited Partnership
Ventas Capital Corporation

2.700% Senior Notes due 2020

Fully and unconditionally guaranteed by Ventas, Inc.

        Ventas Realty, Limited Partnership and Ventas Capital Corporation, wholly owned subsidiaries of Ventas, Inc., are offering $500 million aggregate principal amount of their 2.700% senior notes due 2020.

        The notes will bear interest at a rate of 2.70% per annum. Interest on the notes will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2013. Interest will accrue from March 19, 2013. The notes will mature on April 1, 2020. The notes will be unconditionally guaranteed on a senior unsecured basis by Ventas, Inc.

        The issuers may redeem the notes, in whole, at any time, or from time to time in part, prior to their stated maturity. The redemption price for notes that are redeemed before January 1, 2020 will be equal to (i) 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to the date of redemption, plus (ii) a make-whole premium. The redemption price for notes that are redeemed on or after January 1, 2020 will be equal to 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to the date of redemption, and will not include a make-whole premium.

        The notes and the guarantee are part of the issuers' and Ventas, Inc.'s respective general unsecured obligations, ranking equal in right of payment with all of such entities' existing and future senior unsecured indebtedness and ranking senior in right of payment to all of such entities' existing and future subordinated indebtedness. However, the notes and the guarantee will be effectively subordinated to all of such entities' secured borrowings to the extent of the assets securing those obligations and structurally subordinated to the indebtedness and other obligations of Ventas, Inc.'s subsidiaries (other than the issuers).

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

	Per Note	Total
Public offering price(1)	99.942%	$499,710,000
Underwriting discounts	0.625%	$3,125,000
Proceeds, before expenses, to the issuers(1)	99.317%	$496,585,000

(1)
Plus accrued interest, if any, from March 19, 2013 if initial settlement occurs after that date.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We do not intend to apply for listing of the notes on any securities exchange or any automated dealer system.

        The underwriters expect to deliver the notes to purchasers on or about March 19, 2013 only in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

Citigroup	Credit Agricole CIB	Jefferies	J.P. Morgan

Senior Co-Managers

Barclays	Morgan Stanley	RBS	TD Securities

Co-Managers

BB&T Capital Markets	Fifth Third Securities, Inc.
Mitsubishi UFJ Securities	SMBC Nikko
The Williams Capital Group, L.P.

The date of this prospectus supplement is March 14, 2013.

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

        You should read this document together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference." You should rely only on the information contained or incorporated by reference in this document or any related free writing prospectus we file with the Securities and Exchange Commission (the "Commission"). Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the

i

information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the Commission and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents.

        Unless the context otherwise requires, the following terms used in this prospectus supplement will have the meanings below:

  •
  the terms "we," "us," "our" or similar terms and "Ventas" refer to Ventas, Inc., a Delaware corporation, together with its subsidiaries;

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  the term "Ventas Realty" refers to Ventas Realty, Limited Partnership, a Delaware limited partnership;

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  the term "Ventas Capital" refers to Ventas Capital Corporation, a Delaware corporation;

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  the term "Lillibridge" refers to Lillibridge Healthcare Services, Inc., an Illinois corporation;

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  the term "Sunrise" refers to Sunrise Senior Living LLC (formerly Sunrise Senior Living, Inc.), a Delaware limited liability company, together with its subsidiaries;

  •
  the term "Atria" refers to Atria Senior Living, Inc., a Delaware corporation;

  •
  the term "NHP" refers to Nationwide Health Properties, Inc., a Maryland corporation, together with its subsidiaries, for all periods prior to our acquisition of NHP on July 1, 2011; and

  •
  the term "issuers" refers to Ventas Realty and Ventas Capital.

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PROSPECTUS SUPPLEMENT SUMMARY

        This summary contains basic information about us, the notes and this offering. Because this is a summary, it does not contain all of the information you should consider before investing in the notes. You should carefully read this summary together with the more detailed information and financial statements and notes thereto contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. To fully understand this offering, you should read all of these documents.

Ventas

        We are a real estate investment trust ("REIT") with a highly diversified portfolio of seniors housing and healthcare properties located throughout the United States and Canada. As of December 31, 2012, we owned more than 1,400 properties, including seniors housing communities, skilled nursing and other facilities, medical office buildings ("MOBs"), and hospitals, in 46 states, the District of Columbia and two Canadian provinces, and we had three new properties under development. We are an S&P 500 company and are currently headquartered in Chicago, Illinois.

        We primarily acquire and own seniors housing and healthcare properties and lease our properties to unaffiliated tenants or operate them through independent third-party managers. As of December 31, 2012, we leased 898 properties (excluding MOBs and properties classified as held for sale) to various healthcare operating companies under "triple-net" or "absolute-net" leases that obligate the tenants to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures, and we engaged independent operators, such as Atria and Sunrise, to manage 223 of our seniors housing communities pursuant to long-term management agreements.

        In addition, through our Lillibridge subsidiary and our ownership interest in PMB Real Estate Services LLC, we provide MOB management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. From time to time, we also make secured and unsecured loans and other investments relating to seniors housing and healthcare operators or properties.

        Our principal objective is to enhance shareholder value by delivering superior, reliable returns. To achieve this objective, we pursue a business strategy of: (1) generating consistent, reliable and growing cash flows; (2) maintaining a balanced, well-diversified portfolio of high-quality assets; and (3) preserving our financial strength, flexibility and liquidity.

        Our principal executive offices are located at 353 North Clark Street, Suite 3300, Chicago, Illinois, 60654, and our telephone number is (877) 483-6827. We maintain a website on the Internet at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus supplement as an inactive textual reference only.

Ventas Realty

        Ventas Realty, one of the two issuers of the notes, is a wholly owned operating partnership of Ventas, Inc. that was formed under the laws of the State of Delaware.

Ventas Capital

        Ventas Capital, the other of the two issuers of the notes, is a wholly owned subsidiary of Ventas Realty that was incorporated under the laws of the State of Delaware for the purpose of serving as co-issuer with Ventas Realty of debt securities. Ventas Capital does not and will not have any substantial operations, assets or revenues. As a result, you should not expect Ventas Capital to participate in servicing the interest on or principal of the notes.

Recent Developments

        On March 7, 2013, the issuers issued and sold $258.8 million aggregate principal amount of their 5.45% senior notes due 2043. We used the net proceeds from this issuance and sale to repay indebtedness outstanding under our unsecured revolving credit facility.

THE OFFERING

        The following summary contains basic information about the notes and is not intended to be complete. It does not contain all information that may be important to you. For a more detailed description of the notes, see "Description of Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuers	Ventas Realty and Ventas Capital.
Securities	$500 million aggregate principal amount of 2.700% senior notes due 2020.
Maturity	April 1, 2020.
Guarantee	The notes will be unconditionally guaranteed on a senior unsecured basis by Ventas, Inc. See "Description of Notes—The Guarantee."
Interest	2.70% per annum.
Interest Payment Dates	Semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2013. Interest will accrue from March 19, 2013.
Ranking	The notes and the guarantee are part of the issuers' and Ventas, Inc.'s respective general unsecured obligations, ranking equal in right of payment with all of such entities' existing and future senior unsecured indebtedness and ranking senior in right of payment to all of such entities' existing and future subordinated indebtedness. However, the notes and the guarantee will be effectively subordinated to all of such entities' secured borrowings to the extent of the assets securing those obligations and structurally subordinated to all indebtedness and other obligations of Ventas, Inc.'s subsidiaries (other than the issuers). As of December 31, 2012, we had outstanding secured debt of $3.0 billion (including capital lease obligations of $142.4 million) and Ventas, Inc.'s subsidiaries (other than the issuers) had $579.6 million of outstanding unsecured indebtedness, all of which was indebtedness of our wholly owned subsidiary, Nationwide Health Properties, LLC (as successor to NHP). See "Capitalization" and "Risk Factors—Risks Arising From Our Capital Structure—We may become more leveraged."
Optional Redemption	The issuers may redeem the notes, in whole, at any time, or from time to time in part, prior to their stated maturity. The redemption price for notes that are redeemed before January 1, 2020 will be equal to (i) 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to the date of redemption, plus (ii) a make-whole premium. The redemption price for notes that are redeemed on or after January 1, 2020 will be equal to 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to the date of redemption, and will not include a make-whole premium. See "Description of Notes—Optional Redemption."

Certain Covenants	The indenture governing the notes contains covenants that limit our ability to, among other things:
• incur debt;
• incur secured debt; and
• merge, consolidate or transfer all or substantially all of our assets.
We are also required to maintain total unencumbered assets of at least 150% of our unsecured debt.
These covenants are subject to important exceptions and qualifications, which exceptions and qualifications are described under "Description of Notes—Certain Covenants."
No Public Market	The notes are a series of securities for which there is currently no established trading market. The underwriters have advised us that they presently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
Use of Proceeds	We expect the net proceeds of this offering to be approximately $496.0 million, after deducting the underwriting discount and estimated expenses of this offering payable by us. We intend to use the net proceeds from this offering to repay indebtedness outstanding under our unsecured revolving credit facility and for working capital and other general corporate purposes, including to fund future acquisitions or investments, if any. Certain affiliates of the underwriters are lenders or agents under our unsecured revolving credit facility and will receive a portion of the net proceeds from this offering. See "Use of Proceeds" in this prospectus supplement.
Risk Factors	See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.
Conflicts of Interest	Certain affiliates of the underwriters are lenders or agents under our unsecured revolving credit facility and will receive a portion of the net proceeds from this offering. See "Conflicts of Interest."

RISK FACTORS

        Our business, operations and financial condition are subject to various risks. You should carefully consider the following factors as well as the risk factors and other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before deciding to invest in the notes.

Risks Arising From Our Capital Structure

We may become more leveraged.

        As of December 31, 2012, we had approximately $8.3 billion of outstanding indebtedness (including capital lease obligations but excluding unamortized fair value adjustment and unamortized discounts). On an as adjusted basis to give effect to the sale of the notes offered hereby and the application of the net proceeds therefrom, as if each had occurred on December 31, 2012, we would have had approximately $8.3 billion of outstanding indebtedness (including capital lease obligations but excluding unamortized fair value adjustment and unamortized discounts). The instruments governing our existing indebtedness permit us to incur substantial additional debt, including secured debt, and we may elect to meet our capital and liquidity needs through additional borrowings. A high level of indebtedness would require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, thereby reducing the funds available to implement our business strategy and make distributions to stockholders. A high level of indebtedness could also have the following consequences:

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  Potential limits on our ability to adjust rapidly to changing market conditions and vulnerability in the event of a downturn in general economic conditions or in the real estate or healthcare industries;

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  Potential impairment of our ability to obtain additional financing for our business strategy; and

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  Potential downgrade in the rating of our debt securities by one or more rating agencies, which could have the effect of, among other things, limiting our access to capital and increasing our cost of borrowing.

        In addition, from time to time, we mortgage our properties to secure payment of indebtedness. If we are unable to meet our mortgage payments, then the encumbered properties could be foreclosed upon or transferred to the mortgagee with a consequent loss of income and asset value.

Limitations on our ability to access capital could have an adverse effect on our ability to meet our debt payments, make distributions to our stockholders or make future investments necessary to implement our business strategy.

        We cannot provide any assurance that we will be able to raise the necessary capital to meet our debt service obligations, make distributions to our stockholders or make future investments necessary to implement our business strategy, and the failure to do so could have a material adverse effect on our business, financial condition, results of operations and liquidity, on our ability to service our indebtedness and other obligations and on our ability to make distributions to our stockholders, as required for us to continue to qualify as a REIT (a "Material Adverse Effect"). In recent years, the global capital and credit markets experienced a period of extraordinary turmoil and upheaval, characterized by the bankruptcy, failure or sale of various financial institutions and an unprecedented level of intervention from the U.S. federal government. The disruption in the credit markets, the repricing of credit risk and the deterioration of the financial and real estate markets created difficult conditions for REITs and other companies to access capital or other sources of funds. Although access to capital and other sources of funding have improved, we cannot provide any assurance that conditions will not deteriorate or that our access to capital and other sources of funding will not become constrained, which could adversely affect our results of operation and financial condition. In addition, the federal government's failure to increase the amount of debt that it is statutorily permitted to incur as needed to meet its future financial commitments or a downgrade in the debt rating on U.S. government securities could lead to a weakened U.S. dollar, rising interest rates and constrained access to capital, which could materially adversely affect the U.S. and global economies, increase our costs of borrowing and have a Material Adverse Effect.

        To address constraints on our access to capital, we could, among other things, (i) obtain commitments from the banks in our lending group or from new banks to fund increased amounts under the terms of our unsecured revolving credit facility or our unsecured term loans, (ii) access the public capital markets, (iii) obtain secured loans from government-sponsored entities, pension funds or similar sources, (iv) decrease or eliminate our distributions to our stockholders or pay taxable stock dividends, (v) delay, reduce or cease our acquisition and investment activity, or (vi) dispose of assets. As with other public companies, our access to debt and equity capital depends, in part, on the trading prices of our senior notes and common stock, which, in turn, depend upon market conditions that change from time to time, such as the market's perception of our financial condition, our growth potential and our current and future earnings and cash distributions. Our failure to meet the market's expectation with regard to future earnings and cash distributions or a significant downgrade in the ratings assigned to our long-term debt could impact our ability to access capital or increase our borrowing costs. If we cannot access capital at an acceptable cost or at all, we may be required to liquidate one or more investments in properties at times that may not permit us to realize the maximum return on those investments, which could also result in adverse tax consequences to us. Restrictions on our uses of, and our right to transfer, properties under certain healthcare regulations, ground leases, mortgages and other agreements to which our properties may be subject could adversely impact our ability to timely liquidate those investments and impair their value.

        If the financial institutions that are parties to our unsecured revolving credit facility become capital constrained, tighten their lending standards or become insolvent or if they experience excessive volumes of borrowing requests from other borrowers within a short period of time, they may be unable or unwilling to honor their funding commitments to us, which would adversely affect our ability to draw on our unsecured revolving credit facility and, over time, could negatively impact our ability to consummate acquisitions, repay indebtedness as it matures, fund capital expenditures or make distributions to our stockholders. Adverse conditions in the credit markets could also adversely affect the availability and terms of future borrowings, renewals or refinancings.

Covenants in the instruments governing our existing indebtedness limit our operational flexibility, and a covenant breach could materially adversely affect our operations.

        The terms of the instruments governing our existing indebtedness require us to comply with a number of customary financial and other covenants, such as maintaining debt service coverage, leverage ratios and minimum net worth requirements. Our continued ability to incur additional debt and to conduct business in general is subject to our compliance with these covenants, which limit our operational flexibility. Breaches of these covenants could result in defaults under the applicable debt instruments and could trigger defaults under any other indebtedness that is cross-defaulted against such instruments, even if we satisfy our payment obligations. Financial and other covenants that limit our operational flexibility, as well as defaults resulting from our breach of any of these covenants, could have a Material Adverse Effect.

Risks Relating to the Notes

Because the notes that you hold are unsecured and will be structurally subordinated to the obligations of Ventas, Inc.'s subsidiaries (other than the issuers), you may not be fully repaid if we become insolvent.

        Neither the notes nor the guarantee will be secured by any of our assets, and therefore the notes and the guarantee will be effectively subordinated to any secured indebtedness that we may incur to the extent of the assets securing such indebtedness. The indenture governing the notes permits us to incur debt that is secured by a certain percentage of our assets. As of December 31, 2012, we had outstanding secured debt of $3.0 billion (including capital lease obligations of $142.4 million). If we were to become insolvent, the holders of any secured debt would receive payments from the assets pledged as security before you would receive payments on the notes.

        Moreover, none of Ventas, Inc.'s subsidiaries (other than the issuers) will be directly obligated on the notes, and therefore the notes and the guarantee will also be structurally subordinated to the unsecured indebtedness and other obligations of those subsidiaries (other than the issuers). As of December 31, 2012, subsidiaries of Ventas, Inc. (other than the issuers) had $579.6 million of outstanding unsecured indebtedness, all of which was indebtedness of our wholly owned subsidiary, Nationwide Health Properties, LLC (as successor to NHP), and assets of $18.5 billion, or 97% of our total assets. All obligations of Ventas, Inc.'s subsidiaries (other than the issuers), including indebtedness to trade creditors, would have to be paid in full before you would have any claims against the assets of those subsidiaries.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the issuers or Ventas, Inc.

        Ventas, Inc.'s guarantee of the notes may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of Ventas, Inc.'s unpaid creditors. Under these laws, if in such a lawsuit a court were to find that, at the time Ventas, Inc. incurred debt (including debt represented by the guarantee), Ventas, Inc.:

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  incurred this debt with the intent of hindering, delaying or defrauding its current or future creditors; or

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  received less than reasonably equivalent value or fair consideration for incurring this debt and Ventas, Inc.:

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  was insolvent or was rendered insolvent by reason of the related financing transactions;

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  was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to Ventas, Inc.'s presently existing or future debt, including trade payables, or take other actions detrimental to the holders of the notes.

        The guarantee will contain a provision intended to limit Ventas, Inc.'s liability to the maximum amount that it could incur without causing the incurrence of obligations under the guarantee to be a fraudulent transfer or conveyance. This provision may not be effective to protect the guarantee from being voided under fraudulent transfer law.

The guarantee provided by Ventas, Inc. is subject to certain defenses that may limit your right to receive payment on the notes.

        Although the guarantee provides the holders of the notes with a direct claim against Ventas, Inc.'s assets, enforcement of the guarantee against Ventas, Inc. would be subject to certain "suretyship" defenses available to guarantors generally. Enforcement could also be subject to other defenses available to Ventas, Inc. in certain circumstances. To the extent that the guarantee is not enforceable, you would not be able to assert a claim successfully against Ventas, Inc.

An active trading market for the notes may not be established or maintained, so you may be unable to sell the notes.

        The notes offered hereby are a new series of securities for which there is currently no established trading market. Consequently, the notes may be relatively illiquid, and you may be unable to sell your notes, or if you are able to sell your notes, there can be no assurance as to the price at which you will able to sell them. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, economic conditions, our financial condition and the market for similar securities. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes in any automated quotation system.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding our or our tenants', operators', borrowers' or managers' expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations, and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from our expectations. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

        Our actual future results and trends may differ materially from expectations depending on a variety of factors discussed in our filings with the Commission. These factors include without limitation:

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  The ability and willingness of our tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

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  The ability of our tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

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  Our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States;

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  Macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates;

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  The nature and extent of future competition;

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  The extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

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  Increases in our borrowing costs as a result of changes in interest rates and other factors;

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  The ability of our operators and managers, as applicable, to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients;

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  Changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete, and the effect of those changes on our revenues, earnings and funding sources;

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  Our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due;

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  Our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations;

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  Final determination of our taxable net income for the year ended December 31, 2012 and for the year ending December 31, 2013;

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  The ability and willingness of our tenants to renew their leases with us upon expiration of the leases, our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant;

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  Risks associated with our senior living operating portfolio, such as factors that can cause volatility in our operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties;

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  Changes in U.S. and Canadian currency exchange rates;

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  Year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in our leases, including the rent escalators for two of our master lease agreements with Kindred Healthcare, Inc., and our earnings;

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  Our ability and the ability of our tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

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  The impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of our tenants, operators, borrowers and managers and the ability of our tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims;

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  Risks associated with our MOB portfolio and operations, including our ability to successfully design, develop and manage MOBs, to accurately estimate our costs in fixed fee-for-service projects and to retain key personnel;

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  The ability of the hospitals on or near whose campuses our MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups;

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  Our ability to build, maintain and expand our relationships with existing and prospective hospital and health system clients;

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  Risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners' financial condition;

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  The impact of market or issuer events on the liquidity or value of our investments in marketable securities;

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  Merger and acquisition activity in the healthcare and seniors housing industries resulting in a change of control of, or a competitor's investment in, one or more of our tenants, operators, borrowers or managers or significant changes in the senior management of our tenants, operators, borrowers or managers; and

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  The impact of litigation or any financial, accounting, legal or regulatory issues that may affect us or our tenants, operators, borrowers or managers.

        Many of these factors are beyond our control and the control of our management.

        We describe some of these risks and uncertainties in greater detail above under "Risk Factors." These risks could cause actual results of our industry, or our actual results for the year 2013 and beyond, to differ materially from those expressed in any forward-looking statement we make. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. For a discussion of factors that could cause actual results to differ, see "Risk Factors" and the risk factors and other information contained in our filings with the Commission that are incorporated or deemed to be incorporated by reference in this prospectus supplement. These filings are described under "Where You Can Find More Information and Incorporation by Reference."

USE OF PROCEEDS

        We expect the net proceeds of this offering to be approximately $496.0 million, after deducting the underwriting discount and estimated expenses of this offering payable by us. We intend to use the net proceeds from this offering to repay indebtedness outstanding under our unsecured revolving credit facility and for working capital and other general corporate purposes, including to fund future acquisitions or investments, if any.

        As of March 13, 2013, we had $620.2 million of indebtedness outstanding under our unsecured revolving credit facility (excluding outstanding letters of credit of $3.2 million), and the weighted average interest rate applicable to that indebtedness was 1.31% per annum. We used the proceeds from outstanding borrowings under our unsecured revolving credit facility for working capital and other general corporate purposes, including acquisitions and investments. Our unsecured revolving credit facility matures on October 16, 2015, but may be extended, at our option subject to the satisfaction of certain conditions, for an additional period of one year.

        Certain affiliates of the underwriters are lenders or agents under our unsecured revolving credit facility and will receive a portion of the net proceeds from this offering. See "Conflicts of Interest."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratio of earnings to fixed charges for each of the periods indicated.

	For the Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)	1.98x	2.45x	2.30x	2.09x	1.64x

(1)
For this ratio, earnings consist of income/loss before loss from unconsolidated entities, reversal of contingent liability, income taxes, discontinued operations and noncontrolling interest plus fixed charges (excluding capitalized interest) and distributions from unconsolidated entities. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2012 on an actual basis and on an as adjusted basis to give effect to the sale of the notes offered hereby and the application of the net proceeds therefrom. You should read this table in conjunction with the information set forth under "Use of Proceeds" in this prospectus supplement and the financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2012
	Actual	As Adjusted
	(In thousands, except per share data)
Cash and cash equivalents	$67,908	$67,908

Debt
Unsecured revolving credit facility(1)	$540,727	$44,742
Unsecured term loans(2)	685,336	685,336
Senior notes(3)	4,079,643	4,079,643
Notes offered hereby(4)	—	500,000
Other long-term debt(5)	2,880,609	2,880,609
Capital lease obligations	142,412	142,412

Total debt	8,328,727	8,332,742
Equity
Ventas stockholders' equity:
Preferred stock, $1.00 par value per share: 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value per share: 600,000 shares authorized; 295,565 shares issued	73,904	73,904
Capital in excess of par value	9,920,962	9,920,962
Accumulated other comprehensive income	23,354	23,354
Retained earnings (deficit)	(777,927)	(777,927)
Treasury stock: 3,699 shares	(221,165)	(221,165)

Total Ventas stockholders' equity	9,019,128	9,019,128
Noncontrolling interest	70,235	70,235

Total equity	9,089,363	9,089,363

Total capitalization	$17,418,090	$17,422,105

(1)
As of March 13, 2013, we had $620.2 million of indebtedness outstanding under our unsecured revolving credit facility (excluding outstanding letters of credit of $3.2 million).

(2)
Reflects borrowings outstanding under our unsecured term loans, a portion of which is denominated in Canadian dollars.

(3)
Includes the issuers' 3.125% senior notes due 2015, 2.00% senior notes due 2018, 4.00% senior notes due 2019, 4.750% senior notes due 2021, 4.25% senior notes due 2022 and 3.25% senior notes due 2022, and the 6.25% senior notes due 2013, 6% senior notes due 2015, 6.90% senior notes due 2037 and 6.59% senior notes due 2038 of NHP, which were assumed by our wholly owned subsidiary, Nationwide Health Properties, LLC, in connection with the NHP acquisition. In February 2013, we repaid in full, at par, $269.9 million principal amount then outstanding of the 6.25% senior notes due 2013 of Nationwide Health Properties, LLC upon maturity. On March 7, 2013, the issuers issued and sold $258.8 million aggregate principal amount of the issuers' 5.45% senior notes due 2043. As of March 13, 2013, approximately $1.9 billion aggregate principal amount outstanding of the senior notes of the issuers and Nationwide Health Properties, LLC matures prior to the notes offered hereby.

(4)
Reflects the principal amount of the notes offered hereby and not their public offering price.

(5)
Reflects mortgage loan obligations that are non-recourse to us.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under "—Certain Definitions." In this description, the word "Partnership" refers only to Ventas Realty, Limited Partnership and not to any of its subsidiaries. The term "Issuers" refers to the Partnership and Ventas Capital, collectively. The terms "we," "us" and "our" refer to Ventas, Inc. and not to any of its subsidiaries.

        The 2.700% senior notes due 2020 offered by this prospectus supplement (the "Notes") will be issued under an indenture dated as of September 19, 2006 (the "Base Indenture"), among the Issuers, U.S. Bank National Association, as trustee (the "Trustee"), and certain other entities named therein, as supplemented by the Tenth Supplemental Indenture to be dated as of March 19, 2013 (the "Tenth Supplemental Indenture"), among the Issuers, the Trustee and Ventas, Inc. In this prospectus supplement, we refer to the Base Indenture, as supplemented by the Tenth Supplemental Indenture, as the "Indenture." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. A copy of the Indenture is available as set forth below under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the Indenture.

        The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Guarantee

The Notes

        The Notes will be:

  •
  general unsecured obligations of the Issuers;

  •
  equal in right of payment with all other existing and future unsecured senior Debt of the Issuers;

  •
  senior in right of payment to any future subordinated Debt of the Issuers; and

  •
  unconditionally guaranteed by Ventas, Inc.

        However, the Notes will be effectively subordinated to all of the Issuers' and Ventas, Inc.'s secured borrowings to the extent of the assets pledged to secure those borrowings and structurally subordinated to all indebtedness and other obligations of Ventas, Inc.'s Subsidiaries (other than the Issuers). As of December 31, 2012, we had outstanding secured debt of $3.0 billion (including capital lease obligations of $142.4 million), and Ventas, Inc.'s Subsidiaries (other than the Issuers) had $579.6 million of outstanding unsecured indebtedness, all of which was indebtedness of our wholly owned subsidiary, Nationwide Health Properties, LLC (as successor to NHP). See "Capitalization," "Risk Factors—Risks Arising From Our Capital Structure—We may become more leveraged" and "Risk Factors—Risks Relating to the Notes—Because the notes that you hold are unsecured and will be structurally subordinated to the obligations of Ventas, Inc.'s subsidiaries (other than the issuers), you may not be fully repaid if we become insolvent."

The Guarantee

        The Notes will be guaranteed by Ventas, Inc. The guarantee of the Notes will be:

  •
  a general unsecured obligation of Ventas, Inc.;

  •
  equal in right of payment with all other existing and future unsecured senior Debt of Ventas, Inc.; and

  •
  senior in right of payment to any future subordinated Debt of Ventas, Inc.

        See "Risk Factors—Risks Relating to the Notes—The guarantee provided by Ventas, Inc. is subject to certain defenses that may limit your right to receive payment on the notes."

Ventas Capital

        Ventas Capital is a wholly owned subsidiary of the Partnership that was incorporated in Delaware for the purpose of serving as a co-issuer of debt securities, including the Notes, in order to facilitate the offering of such debt securities. Ventas Capital does not and will not have any substantial operations, assets or revenues. As a result, prospective purchasers of the Notes should not expect Ventas Capital to participate in servicing the interest and principal obligations on the Notes. See "—Certain Covenants."

Principal, Interest and Maturity

        The Tenth Supplemental Indenture provides that the Issuers will initially issue the Notes in the principal amount of $500 million. The Base Indenture does not limit the amount of Notes that the Issuers may issue and in the future the Issuers may, without the consent of the holders, increase the principal amount of the Notes on the same terms and conditions as the Notes being offered hereby, except that any such additional Notes may have different issuance prices, issuance dates and initial Interest Payment Dates and may not be fungible with the Notes issued hereby for U.S. tax purposes. Any offering of additional Notes is subject to the covenants of the Indenture described below, including the covenant described under "—Certain Covenants—Limitations on Incurrence of Debt." The Notes and any additional Notes subsequently issued under the Indenture may be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue Notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        The Notes are a series of senior debt securities that the Issuers may issue under the Base Indenture. Under certain circumstances, all outstanding senior debt securities issued under the Base Indenture vote as a single class. See "—Modification of the Indenture."

        The Notes will mature on April 1, 2020. The Notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from March 19, 2013, or from the immediately preceding Interest Payment Date to which interest has been paid. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2013, to the persons in whose names the Notes are registered at the close of business on March 15 and September 15, as the case may be, immediately prior to the respective Interest Payment Date. If any Interest Payment Date is not a Business Day, then payment of the interest payable on such Interest Payment Date will be made on the next succeeding Business Day. Accrued interest will also be payable on the date of maturity or any earlier date of redemption of the Notes. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

        The Issuers may redeem the Notes, in whole or from time to time in part, prior to their stated maturity. The redemption price for Notes that are redeemed before January 1, 2020 will be equal to the sum of:

  (i)
  100% of their principal amount;

  (ii)
  accrued and unpaid interest thereon, if any, to the date of redemption; and

  (iii)
  the Make-Whole Amount, if any.

        The redemption price for Notes that are redeemed on or after January 1, 2020 will be equal to the sum of 100% of their principal amount, plus accrued and unpaid interest thereon, if any, to the date of redemption, and will not include the Make-Whole Amount.

        After notice of optional redemption has been given as provided in the Indenture, if funds for the redemption of any Notes called for redemption have been made available on the redemption date, such Notes called for redemption will cease to bear interest on the date fixed for the redemption specified in the redemption notice, and the only right of the holders of such Notes will be to receive payment of the redemption price.

        Notice of any optional redemption of any Notes will be given to holders at their addresses, as shown in the Notes register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes held by the holder to be redeemed.

        The Issuers will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Notes to be redeemed and the redemption date. If less than all the Notes are to be redeemed, the Trustee shall select, pro rata or by lot or by any other method that the Trustee considers fair and appropriate under the circumstances, the Notes to be redeemed. Notes may be redeemed in part in the minimum authorized denomination for the Notes or in any integral multiple thereof.

Certain Covenants

Limitations on Incurrence of Debt

        Ventas, Inc. shall not, and shall not permit any of its Subsidiaries to, Incur any Debt if, immediately after giving effect to the Incurrence of such additional Debt and any other Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Debt would exceed 60% of the sum of (without duplication) (i) Total Assets as of the end of the Latest Completed Quarter and (ii) the purchase price of any Real Estate Assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire Real Estate Assets or mortgages receivable or to reduce Debt), since the end of the Latest Completed Quarter.

        Ventas, Inc. shall not, and shall not permit any of its Subsidiaries to, Incur any Secured Debt if, immediately after giving effect to the Incurrence of such additional Secured Debt and any other Secured Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt would exceed 50% of the sum of (without duplication) (i) Total Assets as of the end of the Latest Completed Quarter and (ii) the purchase price of any Real Estate Assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire Real Estate Assets or mortgages receivable or to reduce Debt), since the end of the Latest Completed Quarter.

        Ventas, Inc. shall not, and shall not permit any of its Subsidiaries to, Incur any Debt if, immediately after giving effect to the Incurrence of such additional Debt and any other Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the ratio of Consolidated EBITDA to Interest Expense for the four (4) consecutive fiscal quarters ending with the Latest Completed Quarter would be less than 1.50 to 1.00 on a pro forma basis and calculated on the assumption (without duplication) that:

  (1)
  the additional Debt and any other Debt Incurred by Ventas, Inc. or any of its Subsidiaries since the first day of such four-quarter period to the date of determination, which was outstanding at the date of determination, had been Incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the net proceeds of such Debt, including to refinance other Debt, had occurred at the beginning of such period; provided that in determining the amount of Debt so Incurred, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period;

  (2)
  the repayment or retirement of any other Debt repaid or retired by Ventas, Inc. or any of its Subsidiaries since the first day of such four-quarter period to the date of determination had occurred at the beginning of that period; provided that in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period; and

  (3)
  in the case of any acquisition or disposition of any asset or group of assets (including, without limitation, by merger, or stock or asset purchase or sale) or the placement of any assets in service or removal of any assets from service by Ventas, Inc. or any of its Subsidiaries since the first day of such four-quarter period to the date of determination, the acquisition, disposition, placement in service or removal from service and any related repayment or refinancing of Debt had occurred as of the first day of such period, with the appropriate adjustments to Consolidated EBITDA and Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

Maintenance of Unencumbered Assets

        Ventas, Inc. and its Subsidiaries shall maintain at all times Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt.

Restrictions on Activities of Ventas Capital

        Ventas Capital may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, however, that Ventas Capital may be a co-obligor with respect to Debt if the Partnership is a primary obligor of such Debt and the net proceeds of such Debt are received by the Partnership or one or more of its Subsidiaries other than Ventas Capital.

Existence

        Except as permitted as described below under "—Merger, Consolidation or Sale," Ventas, Inc. and the Issuers shall do all things necessary to preserve and keep their existence, rights and franchises; provided, however, that none of Ventas, Inc. or the Issuers shall be required to preserve any such right or franchise if Ventas, Inc. or such Issuer, as applicable, shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of its business.

Provision of Financial Information

        Whether or not required by the Commission, so long as any Notes are outstanding, Ventas, Inc. shall file with the Trustee, within 15 days after it files the same with the Commission (or if not subject to the periodic reporting requirements of the Exchange Act, within 15 days after it would have been required to file the same with the Commission had it been so subject):

  (1)
  all quarterly and annual financial information that is required to be contained in filings with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Ventas, Inc.'s certified independent accountants; and

  (2)
  all current reports that are required to be filed with the Commission on Form 8-K.

        For so long as any Notes remain outstanding, if at any time Ventas, Inc. is not required to file with the Commission the reports referenced above, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        The availability of the foregoing materials on the Commission's website or on Ventas, Inc.'s website shall be deemed to satisfy the foregoing delivery obligations.

Merger, Consolidation or Sale

        Ventas, Inc. may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Ventas, Inc. is the surviving corporation); or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of Ventas, Inc. and its Subsidiaries taken as a whole, in one or more related transactions, to another Persons, unless:

  (i)
  either: (a) Ventas, Inc. is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (ii)
  the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of Ventas, Inc.'s obligations under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

  (iii)
  immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of Ventas, Inc. or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists under the Indenture.

        This "Merger, Consolidation or Sale" covenant will not prohibit Ventas, Inc. from consolidating or merging with or into an Issuer or selling and/or transferring all or substantially all of its assets to an Issuer.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of Ventas, Inc. in accordance with the foregoing provisions, the successor Person formed by such consolidation or into which Ventas, Inc. is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, Ventas, Inc. under the Indenture with the same effect as if such successor initially had been named as Ventas, Inc. therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Notes following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of 90% or more of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

Assumption of Issuers' Obligations

        Ventas, Inc., or a Subsidiary thereof that is organized and existing under the laws of the United States, any state of the United States or the District of Columbia, may directly assume, pursuant to a supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on the Notes and the performance of every covenant of the Indenture on the part of the Issuers to be performed or observed. Upon any such assumption, Ventas, Inc. or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Issuers under the Indenture with the same effect as if Ventas, Inc. or such Subsidiary had been named as the Issuer under the Indenture and the Issuers will be released from liability as obligor on the Notes.

Events of Default, Notice and Waiver

        The Indenture provides that the term "Event of Default" with respect to the Notes means any of the following:

  (1)
  Ventas, Inc. or the Issuers do not pay the principal or any premium on the Notes when due and payable;

  (2)
  Ventas, Inc. or the Issuers do not pay interest on the Notes within 30 days after the applicable due date;

  (3)
  Ventas, Inc. or its Subsidiaries remain in breach of any other term of the Indenture for 90 days after they receive a notice of Default stating that they are in breach. Either the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes may send the notice;

  (4)
  except as permitted by the Indenture and the Notes, the Securities Guarantee by Ventas, Inc. shall cease to be in full force and effect or Ventas, Inc. shall deny or disaffirm its obligations with respect thereto;

  (5)
  the Issuers, Ventas, Inc. or any of its Significant Subsidiaries default under any of their indebtedness (including a default with respect to securities of any series issued under the Base Indenture other than the Notes) in an aggregate principal amount exceeding $50.0 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an Event of Default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 30 days after the Issuers, Ventas, Inc. or any such Significant Subsidiary, as the case may be, receives notice specifying the default and requiring that they discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the Trustee or the holders of more than 25% in principal amount of the then outstanding Notes may send the notice; or

  (6)
  the Issuers, Ventas, Inc. or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

Remedies if an Event of Default Occurs

        If an Event of Default with respect to the Notes has occurred and has not been cured, either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the entire principal amount of the Notes to be due and immediately payable by written notice to the Partnership, Ventas, Inc. and the Trustee; provided that the sole remedy for an Event of Default relating to a failure to comply with the covenant described under "Provision of Financial Information" shall consist exclusively of the right to receive additional interest on the Notes in accordance with the terms set forth in the Indenture. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the Notes will be automatically accelerated, without any action by the Trustee or any holder. At any time after the Trustee or the holders have accelerated the Notes, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the then outstanding Notes may, under certain circumstances, rescind and annul such acceleration.

        The Trustee will be required to give notice to the holders of Notes within 90 days after a Default under the Indenture unless the Default has been cured or waived. The Trustee may withhold notice to the holders of the Notes of any Default, except a Default in the payment of the principal of or interest on the Notes, if specified responsible officers of the Trustee in good faith determine that withholding the notice is in the interest of the holders.

        Except in cases of Default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders of Notes unless such holders offer the Trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture, subject to certain limitations.

        Before a holder bypasses the Trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the Notes, the following must occur:

  (1)
  the holder must give the Trustee written notice that an Event of Default with respect to the Notes has occurred and remains uncured;

  (2)
  the holders of at least a majority in principal amount of all outstanding Notes must make a written request that the Trustee take action because of the Default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action;

  (3)
  the Trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

  (4)
  the holders of at least a majority in principal amount of all outstanding Notes must not have given the Trustee a direction inconsistent with such request within such 60-day period.

        However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any Note after its due date.

        Within 120 days after the end of each fiscal year, Ventas, Inc. will furnish to the Trustee a written statement by certain of Ventas, Inc.'s officers certifying that to their knowledge, Ventas, Inc. is in compliance with the Indenture and the Notes, or else specifying any Default.

Modification of the Indenture

        Except as provided in the next two succeeding paragraphs, the Indenture and/or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the then outstanding debt securities issued under the Base Indenture affected by such amendment or supplement voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), and any existing Default, Event of Default (other than a Default or Event of Default with respect to the payment of the principal or premium, if any, of or interest on the debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding debt securities issued under the Base Indenture affected thereby voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

  (1)
  reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

  (3)
  reduce the rate of or change the time for payment of interest on any Note;

  (4)
  waive a Default or Event of Default with respect to the payment of principal of, or interest or premium on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment Default that resulted from such acceleration);

  (5)
  make any Note payable in money other than that stated in the Notes;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium on, the Notes;

  (7)
  waive a redemption payment with respect to any Note;

  (8)
  release Ventas, Inc. from any of its obligations under the guarantee or the Indenture, except in accordance with the terms of the Indenture; or

  (9)
  make any change in the amendment and waiver provisions set forth in clauses (1) through (8).

        Notwithstanding the preceding, without the consent of any holder of Notes, the Indenture or the Notes issued thereunder may be amended or supplemented to:

  (1)
  cure any ambiguity, defect or inconsistency;

  (2)
  provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  provide for the assumption of the Issuers' obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers' assets;

  (4)
  add additional guarantees with respect to the Notes;

  (5)
  secure the Notes;

  (6)
  make any other change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or

  (7)
  comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.

        Notes are not considered outstanding, and therefore the holders thereof are not eligible to vote, if the Issuers have deposited or set aside in trust for the holders money for their payment or redemption or if the Issuers or any of their affiliates own them. The holders of Notes are also not eligible to vote if they have been fully defeased as described below under "—Discharge, Defeasance and Covenant Defeasance—Full Defeasance."

Sinking Fund

        The Notes are not entitled to any sinking fund payments.

The Trustee; Registrar and Paying Agent

        U.S. Bank National Association is the Trustee under the Indenture. The Issuers have initially designated the Trustee as the registrar and paying agent for the Notes. Payments of interest and principal will be made, and the Notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the Indenture. For Notes that are issued in book-entry form represented by a global security, payments will be made to a nominee of the depository. The Trustee is also the trustee under each of the indentures relating to the Issuers' existing senior notes.

Discharge, Defeasance and Covenant Defeasance

Discharge

        The Issuers may discharge all of their obligations to the holders of Notes (other than the obligation to register transfers and exchanges) that either have become due and payable or will become due and payable within one year, or are scheduled for redemption within one year, by irrevocably depositing with the Trustee, in trust, cash in U.S. dollars, non-callable U.S. government agency notes or bonds or a combination thereof, in such amounts as will be sufficient to make all prepayments on the Notes, including any premium, and interest payable thereon.

Full Defeasance

        The Issuers can, under certain circumstances, effect a full defeasance of the Notes. This means the Issuers can legally release themselves and Ventas, Inc. from any payment or other obligations on the Notes (other than the obligation to register transfers and exchanges) if, among other things, the Issuers put in place the arrangements described below to repay the holders of the Notes and deliver certain certificates and legal opinions to the Trustee:

  (1)
  the Issuers must irrevocably deposit in trust for the benefit of all direct holders of the Notes money or U.S. government or U.S. government agency notes or bonds (or, in certain circumstances, depositary receipts representing these notes or bonds), or any combination thereof, that will generate enough cash to make interest, principal, premium and any other payments on the Notes on their due date;

  (2)
  the current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing holders of the Notes to be taxed on the Notes any differently than if the Issuers did not make the deposit and repaid the Notes in the manner in which the Notes would have been payable if the deposit had not been made. Under current federal income tax law, the deposit and the Issuers' legal release from the Notes would be treated as though the Issuers took back the Notes and gave each holder of the Notes such holder's share of the cash and notes or bonds deposited in trust. In that event, each holder of the Notes could recognize gain or loss on the Notes such holder gives back to the Issuers; and

  (3)
  the Issuers must deliver to the Trustee a legal opinion confirming the tax law change or IRS ruling described above.

        If the Issuers did accomplish full defeasance, the holders of the Notes would have to rely solely on the trust deposit for repayment on the Notes. The holders of the Notes could not look to the Issuers or Ventas, Inc. for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of the Issuers' lenders and other creditors if the Issuers ever became bankrupt or insolvent.

Covenant Defeasance

        Under current federal income tax law, the Issuers can make the same type of deposit described above and be released from some of the restrictive covenants in the Indenture and the Notes. This is called "covenant defeasance." In that event, the holders of the Notes would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay their Notes.

        If the Issuers accomplish covenant defeasance, the following provisions of the Indenture and the Notes would no longer apply:

  (1)
  any covenants applicable to the Notes and described in this prospectus supplement; and

  (2)
  certain Events of Default relating to breach of covenants and acceleration of the maturity of other debt set forth in this prospectus supplement.

        If the Issuers accomplish covenant defeasance with respect to the Notes, the holders of the Notes can still look to the Issuers for repayment of their Notes if a shortfall in the trust deposit occurred. If one of the remaining Events of Default occurs—for example, the Issuers' bankruptcy—and the Notes become immediately due and payable, there may be a shortfall. Depending on the event causing the Default, the holders of the Notes may not be able to obtain payment of the shortfall.

        The Issuers may exercise their full defeasance option notwithstanding any prior exercise of their covenant defeasance option.

Additional Information

        Anyone who receives this prospectus supplement may obtain a copy of the Indenture without charge by writing to Ventas, Inc., 353 North Clark Street, Suite 3300, Chicago, Illinois 60654, Attention: Corporate Secretary.

Book-Entry System and Form of Notes

        The Notes will be issued in the form of one or more fully registered global notes without coupons that will be deposited with The Depository Trust Company, New York, New York, which we refer to in this prospectus supplement as DTC, and registered in the name of its nominee, Cede & Co. This means that the Issuers will not issue certificates to each owner of Notes. The global notes will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Notes. The participant will then keep a record of its clients who purchased the Notes. Unless a global note is exchanged in whole or in part for a certificated note, it may not be transferred, except that DTC, its nominees, and their successors may transfer a global note as a whole to one another.

        DTC has provided the following information to us. DTC, the world's largest securities depositary, is a:

  •
  limited-purpose trust company organized under the New York Banking Law;

  •
  "banking organization" within the meaning of the New York Banking Law;

  •
  member of the U.S. Federal Reserve System;

  •
  "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by users of its regulated subsidiaries. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The rules applicable to DTC and its direct and indirect participants are on file with the Commission.

        Principal and interest payments on global notes registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global notes. We and the Trustee will treat DTC's nominee as the owner of the global notes for all other purposes as well. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global notes to owners of beneficial interests in the global notes. DTC's practice is to credit direct participants' accounts upon receipt of any payment of principal or interest on the payment date in accordance with their respective holdings of beneficial interests in the global notes as shown on DTC's records. Payments by direct and indirect participants to owners of beneficial interests in the global notes will be governed by standing instructions and customary practices. These payments will be the responsibility of the direct and indirect participants and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time.

        The Notes, which are represented by one or more global notes, will be exchangeable for certificated Notes with the same terms in authorized denominations only if:

  •
  DTC notifies the Issuers that it is unwilling or unable to continue as depositary;

  •
  DTC ceases to be a registered clearing agency and a successor depositary is not appointed by the Issuers within 120 days; or

  •
  the Issuers determine not to require all of the Notes to be represented by one or more global notes and notify the Trustee of that decision.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

        The underwriters will make settlement for the Notes in immediately available funds. The Issuers will make all payments of principal and interest in respect of the Notes in immediately available funds. The Notes will trade in DTC's Same-Day Funds Settlement System until maturity (or earlier redemption in whole) or until the Notes are issued in certificated form, and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds. We expect that secondary trading in the certificated securities, if any, will also be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

Governing Law

        The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are required or authorized to close.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated EBITDA" means, for any period of time, the net income (loss) of Ventas, Inc. and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period, before deductions for (without duplication):

  (1)
  Interest Expense;

  (2)
  taxes;

  (3)
  depreciation, amortization, and all other non-cash items, as determined reasonably and in good faith by Ventas, Inc., deducted in arriving at net income (loss);

  (4)
  extraordinary items;

  (5)
  non-recurring items or other unusual items, as determined reasonably and in good faith by Ventas, Inc. (including, without limitation, all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

  (6)
  noncontrolling interests;

  (7)
  income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and

  (8)
  gains or losses on dispositions of depreciable real estate investments, property valuation losses and impairment charges.

        For purposes of calculating Consolidated EBITDA, all amounts shall be as determined reasonably and in good faith by Ventas, Inc., and in accordance with GAAP except to the extent that GAAP is not applicable with respect to the determination of all non-cash and non-recurring items.

        "Consolidated Financial Statements" means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its subsidiaries prepared in accordance with GAAP.

        "Contingent Liabilities of Ventas, Inc. and Subsidiaries" means, as of any date, those liabilities of Ventas, Inc. and its Subsidiaries consisting of (without duplication) indebtedness for borrowed money, as determined in accordance with GAAP, that are or would be stated and quantified as contingent liabilities in the notes to the Consolidated Financial Statements of Ventas, Inc. as of the date of determination.

        "Debt" means, as of any date (without duplication), (1) all indebtedness and liabilities for borrowed money, secured or unsecured, of Ventas, Inc. and its Subsidiaries, including mortgages and other notes payable (including the Notes to the extent outstanding from time to time), but excluding any indebtedness, including mortgages and other notes payable, which is secured by cash, cash equivalents or marketable securities or defeased (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness) and (2) all Contingent Liabilities of Ventas, Inc. and Subsidiaries, excluding in each of clauses (1) and (2) Intercompany Debt and all liabilities associated with customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions.

        It is understood that Debt shall not include any redeemable equity interest in Ventas, Inc.

        "Default" means, with respect to the Indenture and the Notes, any event that is, or with the passage of time or giving of notice would be, an Event of Default.

        "GAAP" means generally accepted accounting principles in the United States, consistently applied, as in effect from time to time.

        "Guarantor" means Ventas, Inc. and its successors and assigns; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee of the Notes is released in accordance with the terms of the Indenture.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of such Debt or other obligation, and "Incurrence" and "Incurred" have the meanings correlative to the foregoing.

        "Intercompany Debt" means, as of any date, Debt to which the only parties are Ventas, Inc. and any of its Subsidiaries as of such date; provided, however, that with respect to any such Debt of which an Issuer or the Guarantor is the borrower, such Debt is subordinate in right of payment to the Notes.

        "Interest Expense" means, for any period of time, the aggregate amount of interest recorded in accordance with GAAP for such period by Ventas, Inc. and its Subsidiaries, but excluding (i) interest reserves funded from the proceeds of any loan, (ii) prepayment penalties, (iii) amortization of deferred financing costs, and (iv) non-cash swap ineffectiveness charges, in all cases as reflected in the applicable Consolidated Financial Statements.

        "Interest Payment Date" has the meaning set forth in the Indenture and the Notes.

        "Issue Date" means the date on which the Notes are originally issued under the Indenture.

        "Latest Completed Quarter" means, as of any date, the then most recently ended fiscal quarter of Ventas, Inc. for which Consolidated Financial Statements of Ventas, Inc. have been completed, it being understood that at any time when Ventas, Inc. is subject to the informational requirements of the Exchange Act, and in accordance therewith files annual and quarterly reports with the Commission, the term "Latest Completed Quarter" shall be deemed to refer to the fiscal quarter covered by Ventas, Inc.'s most recently filed Quarterly Report on Form 10-Q, or, in the case of the last fiscal quarter of the year, Ventas, Inc.'s Annual Report on Form 10-K.

        "Lien" means (without duplication) any lien, mortgage, trust deed, deed of trust, deed to secure debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest; provided that, for purposes hereof, "Lien" shall not include any mortgage that has been defeased by Ventas, Inc. or any of its Subsidiaries in accordance with the provisions thereof through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness).

        "Make-Whole Amount" means, in connection with any optional redemption of the Notes, the excess, if any, of:

        (1)   the aggregate present value as of the date of such redemption of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date a notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or payment had not been made, over

        (2)   the aggregate principal amount of the Notes being redeemed or paid.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Property EBITDA" means for any property owned by Ventas, Inc. or any of its Subsidiaries as of the date of determination, for any period of time (without duplication), the net income (loss) derived from such property for such period, before deductions for:

  (1)
  Interest Expense;

  (2)
  taxes;

  (3)
  depreciation, amortization, and all other non-cash items, as determined reasonably and in good faith by Ventas, Inc., deducted in arriving at net income (loss);

  (4)
  general and administrative expenses that are not allocated by management to a property segment, as reflected in Ventas, Inc.'s Consolidated Financial Statements available for the four (4) consecutive fiscal quarters ending with the Latest Completed Quarter;

  (5)
  extraordinary items;

  (6)
  non-recurring items or other unusual items, as determined reasonably and in good faith by Ventas, Inc. (including, without limitation, all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

  (7)
  noncontrolling interests;

  (8)
  income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and

  (9)
  property valuation losses and impairment charges;

in each case attributable to such property.

        For purposes of calculating Property EBITDA, all amounts shall be determined reasonably and in good faith by Ventas, Inc., and in accordance with GAAP except to the extent that GAAP is not applicable with respect to the determination of all non-cash and non-recurring items.

        Property EBITDA shall be adjusted (without duplication) to give pro forma effect:

  (i)
  in the case of any assets having been placed-in-service or removed from service since the first day of the period to the date of determination, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred as of the first day of the period; and

  (ii)
  in the case of any acquisition or disposition of any asset or group of assets since the first day of the period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred as of the first day of the period.

        "Real Estate Assets" means, as of any date, the real estate assets of such Person and its Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

        "Reinvestment Rate" means 0.20% plus the arithmetic mean of the yields under the respective heading Week Ending published in the most recent Statistical Release under Treasury Constant Maturities for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Secured Debt" means, as of any date, that portion of the aggregate principal amount of all outstanding Debt of Ventas, Inc. and its Subsidiaries as of that date that is secured by a Lien on properties or other assets of Ventas, Inc. or any of its Subsidiaries.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Significant Subsidiary" means each Subsidiary that is a "significant subsidiary," if any, of Ventas, Inc., as such term is defined in Regulation S-X under the Securities Act.

        "Stabilized Development Asset" means, as of any date, a new construction or development Real Estate Asset at such date that, following the first four (4) consecutive fiscal quarters occurring after substantial completion of construction or development, either (i) an additional six (6) consecutive fiscal quarters have occurred or (ii) such Real Estate Asset is at least 90% leased, whichever shall first occur.

        "Statistical Release" means that statistical release designated H.15(519) or any successor publication that is published weekly by the Federal Reserve System and that establishes annual yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index the Issuers designate.

        "Subsidiary" means, with respect to any Person, a corporation, partnership association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with such Person in accordance with GAAP.

        "Total Assets" means, as of any date, in each case as determined reasonably and in good faith by Ventas, Inc., the sum of (without duplication):

  (1)
  with respect to Real Estate Assets that were owned by Ventas, Inc. and its Subsidiaries as of April 17, 2002 and that continue to be owned as of the date of determination, the annualized rental revenues specified for such Real Estate Assets on Schedule 1 attached to the Tenth Supplemental Indenture, divided by 0.0900, plus any annualized incremental rental revenue generated by such Real Estate Assets as a result of, arising out of or in connection with annual rent escalations or rent reset rights of Ventas, Inc. and its Subsidiaries with respect to such Real Estate Assets (whether by agreement or exercise of such right or otherwise), divided by 0.0900; for the purpose of this clause (1), "annualized incremental rental revenue" in respect of a Real Estate Asset shall mean the increase in daily rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with such annual rent escalations or rent reset rights over the daily rental revenue generated by such Real Estate Asset immediately prior to the effective date of such increase, annualized by multiplying such daily increase by 365;

  (2)
  with respect to all other Real Estate Assets owned by Ventas, Inc. and its Subsidiaries as of the date of determination (except as set forth in clause (3) below), the cost (original cost plus capital improvements before depreciation and amortization) thereof, determined in accordance with GAAP;

  (3)
  with respect to Stabilized Development Assets owned by Ventas, Inc. and its Subsidiaries as of the date of determination, the aggregate sum of all Property EBITDA for such Stabilized Development Assets for the four (4) consecutive fiscal quarters ending with the Latest Completed Quarter divided by (i) 0.0900, in the case of a government reimbursed property and (ii) 0.0700 in all other cases; provided, however, that if the value of a particular Stabilized Development Asset calculated pursuant to this clause (3) is less than the cost (original cost plus capital improvements before depreciation and amortization) of such Real Estate Asset, as determined in accordance with GAAP, such cost shall be used in lieu thereof with respect to such Real Estate Asset;

  (4)
  the proceeds of the Debt, or the assets to be acquired in exchange for such proceeds, as the case may be, incurred since the end of the Latest Completed Quarter;

  (5)
  mortgages and other notes receivable of Ventas, Inc. and its Subsidiaries, determined in accordance with GAAP;

  (6)
  cash, cash equivalents and marketable securities of Ventas, Inc. and its Subsidiaries but excluding all cash, cash equivalents and marketable securities securing, or applied to defease or discharge, in each case as of that date, any indebtedness, including mortgages and other notes payable (including cash deposited with a trustee with respect to third party indebtedness), all determined in accordance with GAAP; and

  (7)
  all other assets of Ventas, Inc. and its Subsidiaries (excluding goodwill), determined in accordance with GAAP.

        "Unencumbered Assets" means, as of any date, in each case as determined reasonably and in good faith by Ventas, Inc., the sum of (without duplication):

  (1)
  with respect to Real Estate Assets that were owned by Ventas, Inc. and its Subsidiaries as of April 17, 2002 and that continue to be owned as of the date of determination, but excluding any such Real Estate Assets that are serving as collateral for Secured Debt, the annualized rental revenues specified for such Real Estate Assets on Schedule 1 attached to the Tenth Supplemental Indenture, divided by 0.0900, plus any annualized incremental rental revenue generated by such Real Estate Assets as a result of, arising out of or in connection with annual rent escalations or rent reset rights of Ventas, Inc. and its Subsidiaries with respect to such Real Estate Assets (whether by agreement or exercise of such right or otherwise), divided by 0.0900; for the purpose of this clause (1), "annualized incremental rental revenue" in respect of a Real Estate Asset shall mean the increase in daily rental revenue generated by such Real Estate Asset as a result of, arising out of or in connection with such annual rent escalations or rent reset rights over the daily rental revenue generated by such Real Estate Asset immediately prior to the effective date of such increase, annualized by multiplying such daily increase by 365;

  (2)
  with respect to all other Real Estate Assets owned by Ventas, Inc. and its Subsidiaries as of the date of determination (except as set forth in clause (3) below), but excluding any such Real Estate Assets that are serving as collateral for Secured Debt, the cost (original cost plus capital improvements before depreciation and amortization) thereof, determined in accordance with GAAP;

  (3)
  with respect to Stabilized Development Assets owned by Ventas, Inc. and its Subsidiaries as of the date of determination, excluding any such Stabilized Development Assets that are serving as collateral for Secured Debt, the aggregate sum of all Property EBITDA for such Stabilized Development Assets for the four (4) consecutive fiscal quarters ending with the Latest Completed Quarter divided by (i) 0.0900, in the case of a government reimbursed property and (ii) 0.0700 in all other cases; provided, however, that if the value of a particular Stabilized Development Asset calculated pursuant to this clause (3) is less than the cost (original cost plus capital improvements before depreciation and amortization) of such Real Estate Asset, as determined in accordance with GAAP, such cost shall be used in lieu thereof with respect to such Real Estate Asset;

  (4)
  the proceeds of the Debt, or the assets to be acquired in exchange for such proceeds, as the case may be, incurred since the end of the Latest Completed Quarter;

  (5)
  mortgages and other notes receivable of Ventas, Inc. and its Subsidiaries, except any mortgages or other notes receivable that are serving as collateral for Secured Debt, determined in accordance with GAAP;

  (6)
  cash, cash equivalents and marketable securities of Ventas, Inc. and its Subsidiaries but excluding all cash, cash equivalents and marketable securities securing, or applied to defease or discharge, in each case as of that date, any indebtedness, including mortgages and other notes payable (including cash deposited with a trustee with respect to third party indebtedness), all determined in accordance with GAAP; and

  (7)
  all other assets of Ventas, Inc. and its subsidiaries (excluding goodwill), other than assets pledged to secure Debt, determined in accordance with GAAP; provided, however, that Unencumbered Assets shall not include net real estate investments in unconsolidated joint ventures of Ventas, Inc. and its Subsidiaries.

        For the avoidance of doubt, cash held by a "qualified intermediary" in connection with proposed like-kind exchanges pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, which may be classified as "restricted" for GAAP purposes shall nonetheless be included in clause (6) above, so long as Ventas, Inc. or any of its Subsidiaries has the right to (i) direct the qualified intermediary to return such cash to Ventas, Inc. or such Subsidiary if and when Ventas, Inc. or such Subsidiary fails to identify or acquire the proposed like-kind property or at the end of the 180-day replacement period or (ii) direct the qualified intermediary to use such cash to acquire like-kind property.

        "Unsecured Debt" means, as of any date, that portion of the aggregate principal amount of all outstanding Debt of Ventas, Inc. and its Subsidiaries as of that date that is neither Secured Debt nor Contingent Liabilities of Ventas, Inc. and its Subsidiaries.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Introduction

        The following is a general discussion of certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes. This discussion is based upon the Code, Treasury Regulations, IRS rulings, and judicial decisions now in effect, all of which are subject to change or different interpretation (possibly with retroactive effect).

        This discussion does not address all aspects of U.S. federal income taxation that may be important to holders of the notes and does not address the tax consequences arising under other federal tax laws (such as estate and gift tax laws or the recently enacted Medicare tax on investment income) or the laws of any foreign, state or local jurisdiction. This discussion is for general information only, and does not purport to address all U.S. federal income tax consequences that may be important to particular purchasers in light of their personal circumstances, or to certain types of purchasers (such as financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies, tax-exempt entities, partnerships or other pass-through entities (or investors in such entities), dealers in securities or currencies, U.S. expatriates, persons who hold the notes in connection with a straddle, hedge, conversion transaction or any similar or hybrid financial instrument, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, U.S. Holders that hold their notes through a non-U.S. broker or other non-U.S. intermediary, or persons liable for the alternative minimum tax) that may be subject to special rules. In addition, this discussion is limited to persons purchasing the notes for cash pursuant to this prospectus supplement at the offering price on the cover page of this prospectus supplement. Finally, this discussion assumes that each holder holds the notes as a capital asset within the meaning of Section 1221 of the Code.

        There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        For purposes of this discussion, a "Non-U.S. Holder" refers to any beneficial owner of the notes who is an individual, corporation, estate or trust for U.S. federal income tax purposes and is not a U.S. Holder. The term "U.S. Holder" means any beneficial owner of the notes who is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States, a corporation organized in the United States or any state thereof or the District of Columbia, an estate, the income of which is includible in income for U.S. federal income tax purposes regardless of its source or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has elected under applicable Treasury Regulations to retain its pre-August 20, 1996 classification as a U.S. person. For purposes of this discussion, neither the term "Non-U.S. Holder" nor the term "U.S. Holder" includes a partnership for U.S. federal income tax purposes. If any entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status and activities of the partnership and the partner. Prospective holders that are entities treated as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their partners of holding the notes.

        Persons considering the purchase of notes should consult their own advisors concerning the application of U.S. federal income, estate and gift tax and other laws, as well as the laws of any state, local or foreign taxing jurisdiction which may be relevant to their particular situations.

Tax Consequences Applicable to U.S. Holders

        Stated interest.    Payments of stated interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such payments are accrued or are received, in accordance with the U.S. Holder's regular method of tax accounting.

        Sale or other disposition of the notes.    In general, a U.S. Holder of the notes will recognize gain or loss upon the sale, retirement, redemption or other disposition of the notes measured by the difference, if any, between the amount of cash and the fair market value of any property received (except to the extent attributable to accrued and unpaid stated interest, which will be taxable as interest income to the extent not previously so taxed) and the U.S. Holder's adjusted tax basis in the notes. A U.S. Holder's adjusted tax basis in the notes generally will equal the cost of the notes to the holder. Any gain or loss on the disposition of the notes will be capital gain or loss and will be long-term capital gain or loss if the notes have been held for more than one year at the time of such disposition. For non-corporate holders, certain preferential tax rates may apply to long-term capital gain. A U.S. Holder's ability to deduct capital losses may be limited.

Tax Consequences Applicable to Non-U.S. Holders

        Subject to the discussion below of backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on a note if such payments are not effectively connected with the conduct of a U.S. trade or business, unless such Non-U.S. Holder (i) owns (actually or constructively) 10% or more of the total combined voting power of all classes of Ventas, Inc.'s voting stock within the meaning of the Code and applicable Treasury Regulations, (ii) is a controlled foreign corporation that is related to Ventas, Inc., or (iii) is a bank as to which the interest represents interest received on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, in which case such interest will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable treaty). To qualify for the exemption from the withholding tax (or to claim the elimination or reduction of the withholding tax under a treaty), the last U.S. payor in the chain of payment prior to payment to a Non-U.S. Holder, which we refer to in this prospectus supplement as the Withholding Agent, must have received, before payment, a statement that:

  •
  is signed by the Non-U.S. Holder under penalties of perjury;

  •
  certifies that the Non-U.S. Holder is not a U.S. person; and

  •
  provides the name and address of the Non-U.S. Holder.

Certain additional information may be required to claim the elimination or reduction in withholding tax under a treaty.

        The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the Non-U.S. Holder must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the beneficial owner of the note must provide the above statement to such organization or institution.

        Subject to the discussion below of backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on any amount which constitutes gain upon a sale, retirement, redemption or other disposition of the notes. Such gain generally will also not be subject to U.S. federal income tax unless (i) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case the Non-U.S. Holder will be taxed as discussed below or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a flat 30% U.S. federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. source losses.

        If interest received by a Non-U.S. Holder with respect to the notes, or gain from a sale, retirement, redemption or other disposition of the notes, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment), such Non-U.S. Holder will generally be subject to the rules described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. Holder may also be subject to the "branch profits tax" (equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty) if such holder is a corporation. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply (assuming an appropriate certification is provided).

Information Reporting and Backup Withholding

        Information returns may be filed with the IRS and backup withholding (at a rate of 28%) may be collected in connection with payments of interest on a note and payments of the proceeds of a sale or other disposition (including a retirement or redemption) of a note by a holder. A U.S. Holder will not be subject to backup withholding if such U.S. Holder provides its taxpayer identification number to us or our paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Certain holders, including corporations, are generally not subject to backup withholding.

        A Non-U.S. Holder may be subject to United States backup withholding tax on the foregoing payments unless such Non-U.S. Holder complies with certification procedures to establish that such Non-U.S. Holder is not a U.S. person, generally on an IRS Form W-8BEN or W-8ECI (or suitable substitute form).

        Backup withholding tax is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of United States federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is timely furnished thereto.

Foreign Account Tax Compliance Act

        Pursuant to the Foreign Account Tax Compliance Act, if there is a "material modification" of the notes after December 31, 2013, we may thereafter be required to withhold U.S. tax at the rate of 30% on payments of interest made after that date, and payments of the gross proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes on or after January 1, 2017, made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an institution or entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Non-U.S. Holders should consult their own tax advisors regarding this legislation and whether it may be relevant to their purchase, ownership and disposition of the notes.

UNDERWRITING

        Subject to the terms and conditions contained in an underwriting agreement among Ventas Realty, Ventas Capital and Ventas, Inc. (together, the "Ventas Entities") and Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Jefferies LLC and J.P. Morgan Securities LLC, as representatives of the several other underwriters listed below, as underwriters, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from the issuers, the respective principal amount of the notes shown opposite their names below:

Underwriters	Principal Amount
Citigroup Global Markets Inc.	$85,000,000
Credit Agricole Securities (USA) Inc.	$85,000,000
Jefferies LLC	$85,000,000
J.P. Morgan Securities LLC	$85,000,000
Barclays Capital Inc.	$35,000,000
Morgan Stanley & Co. LLC	$35,000,000
RBS Securities Inc.	$35,000,000
TD Securities (USA) LLC	$35,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$5,000,000
Mitsubishi UFJ Securities (USA), Inc.	$5,000,000
SMBC Nikko Capital Markets Limited.	$5,000,000
Fifth Third Securities Inc.	$2,500,000
The Williams Capital Group, L.P.	$2,500,000

Total	$500,000,000

        The underwriting agreement provides that the underwriters' obligations to purchase the notes are subject to certain conditions precedent and that the underwriters are committed to take and pay for all of the notes, if any are taken.

        Each of the Ventas Entities has agreed to indemnify the several underwriters and their respective controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The notes will be a new issue of securities with no established trading market. The underwriters have advised us that they presently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Underwriting Discounts and Commissions

        The following table shows the underwriting discounts to be paid to the underwriters by the issuers in connection with this offering. This underwriting discount is the difference between the public offering price and the amount the underwriters pay to us to purchase the notes.

Per note	0.625%
Total	$3,125,000

        We have been advised by the underwriters that they initially propose to offer and sell the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the offering, the underwriters may change the offering price and other selling terms at any time without notice. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.375% of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

        The expenses of the offering, exclusive of the underwriting discount, are estimated at approximately $600,000 and are payable by us.

Price Stabilization and Short Positions

        In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot this offering, creating a syndicate short position. The underwriters may bid for and purchase the notes in the open market to stabilize the price of the notes and may impose "penalty bids" under contractual arrangements whereby they may reclaim from dealers participating in this offering for the account of the underwriters, the selling concession with respect to the notes that are distributed in this offering but subsequently purchased for the account of the underwriters in the open market. These activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities and may discontinue them at any time.

Notice to Prospective Investors

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuers for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuers or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuers or the guarantor; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

CONFLICTS OF INTEREST

        The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions. Certain affiliates of the underwriters are lenders or agents under our unsecured revolving credit facility and will receive a portion of the net proceeds from this offering. Certain affiliates of the underwriters also are lenders or agents under one or more of our unsecured term loans.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

        T. Richard Riney, our Executive Vice President, Chief Administrative Officer and General Counsel, and Willkie Farr & Gallagher LLP, New York, New York, will pass upon certain legal matters for us in connection with the notes offered by this prospectus supplement and the accompanying prospectus. Cahill Gordon & Reindel LLP, New York, New York, will pass upon certain legal matters for the underwriters.

EXPERTS

        The consolidated financial statements of Ventas, Inc. appearing in Ventas, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the financial statement schedule appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We are subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements, information statements and other information with the Commission. Reports, proxy statements, information statements and other information filed by us with the Commission pursuant to the requirements of the Exchange Act may be read and copied at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Commission at (800) SEC-0330. The Commission maintains a website that contains reports, proxy statements, information statements and other information regarding us. The Commission's website address is www.sec.gov. We are a publicly held corporation and our common stock is traded on the New York Stock Exchange under the symbol "VTR." Reports, proxy statements, information statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information about us is also available on our website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only.

        Statements contained or deemed to be incorporated by reference in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, each such statement being qualified in all respects by such reference.

        We are incorporating by reference in this prospectus supplement the information we file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the Commission will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until all of the notes offered by this prospectus supplement and the accompanying prospectus are sold:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  our Current Reports on Form 8-K filed with the Commission on February 15, 2013 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition, or Item 9.01, Financial Statements and Exhibits), March 6, 2013 and March 8, 2013 (two reports); and

  •
  our Proxy Statement for our 2012 Annual Meeting of Stockholders, filed with the Commission on April 2, 2012.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary
Ventas, Inc.
353 North Clark Street
Suite 3300
Chicago, Illinois 60654
(877) 483-6827

        No separate financial statements of the issuers have been included herein. It is not expected that the issuers will file reports, proxy statements or other information under the Exchange Act with the Commission.

        Neither we nor the underwriters have authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated by reference into this document. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

PROSPECTUS

Ventas, Inc.
Preferred Stock, Depositary Shares, Common Stock, Warrants and
Debt Securities

Ventas Realty, Limited Partnership
Debt Securities

Ventas Realty, Limited Partnership and
Ventas Capital Corporation
Debt Securities

Guarantees of Debt Securities of Ventas, Inc. by Ventas Realty,
Limited Partnership

Guarantees of Debt Securities of Ventas Realty, Limited Partnership
by Ventas, Inc. and/or Ventas Capital Corporation

Guarantees of Debt Securities of Ventas Realty, Limited Partnership and
Ventas Capital Corporation by Ventas, Inc.

        Ventas, Inc. may offer and sell, from time to time, in one or more offerings: preferred stock; depositary shares; common stock; warrants; and debt securities. These securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Ventas, Inc. may be fully and unconditionally guaranteed by Ventas Realty Limited Partnership, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        Ventas Realty, Limited Partnership may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Ventas Realty, Limited Partnership may be fully and unconditionally guaranteed by Ventas, Inc. and/or Ventas Capital Corporation, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        Ventas Realty, Limited Partnership and Ventas Capital Corporation, collectively, may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation may be fully and unconditionally guaranteed by Ventas, Inc., as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        The securities described in this prospectus may be issued in one or more series or issuances. We will provide the specific terms of these securities and their offering prices in supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you decide to invest in any of these securities.

        See "Risk Factors" on page 7 for a discussion of matters that you should consider before investing in these securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "VTR." The closing price of our common stock on the New York Stock Exchange was $57.10 per share on March 30, 2012. None of the other securities offered by this prospectus are currently listed on a national securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2012

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.

        This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or prospectus supplements containing specific information about the terms of that offering (each, a "prospectus supplement"). The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference."

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information we have previously filed with the Commission and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        Unless otherwise indicated or except where the context otherwise requires:

  •
  references in this prospectus to "we," "us," "our" or similar terms and "Ventas" mean Ventas, Inc. together with its subsidiaries;

  •
  references in this prospectus to "Ventas Realty" mean Ventas Realty, Limited Partnership; and

  •
  references in this prospectus to "Ventas Capital" mean Ventas Capital Corporation.

 CAUTIONARY STATEMENTS

Forward-Looking Statements

        This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding our or our tenants', operators', managers' or borrowers' expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from our expectations. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

        Our actual future results and trends may differ materially from expectations depending on a variety of factors discussed in our filings with the Commission. These factors include without limitation:

  •
  The ability and willingness of our tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

  •
  The ability of our tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

  •
  Our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including our acquisitions of Nationwide Health Properties, Inc. (together with its subsidiaries, "NHP") and Cogdell Spencer Inc. and investments in different asset types and outside the United States;

  •
  Macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default and/or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates;

  •
  The nature and extent of future competition;

  •
  The extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

  •
  Increases in our borrowing costs as a result of changes in interest rates and other factors;

  •
  The ability of our operators and managers, as applicable, to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients;

  •
  Changes in general economic conditions and/or economic conditions in the markets in which we may, from time to time, compete, and the effect of those changes on our revenues, earnings and funding sources;

  •
  Our ability to pay down, refinance, restructure and/or extend our indebtedness as it becomes due;

  •
  Our ability and willingness to maintain our qualification as a REIT due to economic, market, legal, tax or other considerations;

  •
  Final determination of our taxable net income for the year ended December 31, 2011 and for the year ending December 31, 2012;

  •
  The ability and willingness of our tenants to renew their leases with us upon expiration of the leases, our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant;

  •
  Risks associated with our senior living operating portfolio, such as factors causing volatility in our operating income and earnings generated by our properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties;

  •
  The movement of U.S. and Canadian currency exchange rates;

  •
  Year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in our leases, including the rent escalator for Master Lease 2 with Kindred Healthcare Inc. (together with its subsidiaries, "Kindred"), and our earnings;

  •
  Our ability and the ability of our tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

  •
  The impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of our tenants, operators, borrowers and managers and the ability of our tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims;

  •
  Risks associated with our medical office building ("MOB") portfolio and operations, including our ability to successfully design, develop and manage MOBs, to accurately estimate our costs in fixed fee-for-service projects and to retain key personnel;

  •
  The ability of the hospitals on or near whose campuses our MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups;

  •
  Our ability to build, maintain and expand our relationships with existing and prospective hospital and health system clients;

  •
  Risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners' financial condition;

  •
  The impact of market or issuer events on the liquidity or value of our investments in marketable securities; and

  •
  The impact of litigation or any financial, accounting, legal or regulatory issues that may affect us or our tenants, operators, borrowers or managers.

        Many of these factors are beyond our control and the control of our management.

Kindred, Brookdale Senior Living, Sunrise and Atria Information

        Each of Kindred, Brookdale Senior Living Inc. (together with its subsidiaries, "Brookdale Senior Living") and Sunrise Senior Living, Inc. (together with its subsidiaries, "Sunrise") is subject to the reporting requirements of the Commission and is required to file with the Commission annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to Kindred, Brookdale Senior Living and Sunrise contained or incorporated by reference in this prospectus is derived from Commission filings made by Kindred, Brookdale Senior Living or Sunrise, as the case may be, or from other publicly available information, or has been provided to us by Kindred, Brookdale Senior Living or Sunrise. We have not verified this information either through an independent investigation or by reviewing Kindred's, Brookdale Senior Living's or Sunrise's public filings. We have no reason to believe that this information is inaccurate in any material respect, but we cannot provide any assurance that all of this information is accurate. Kindred's, Brookdale Senior Living's and Sunrise's filings with the Commission can be found on the Commission's website at www.sec.gov. We are providing this data for informational purposes only, and you are encouraged to obtain Kindred's, Brookdale Senior Living's and Sunrise's publicly available filings from the Commission.

        Atria Senior Living, Inc. ("Atria") is not subject to the reporting requirements of the Commission. The information related to Atria contained or incorporated by reference in this prospectus is derived from publicly available information or has been provided to us by Atria. We have not verified this information through an independent investigation. We have no reason to believe that this information is inaccurate in any material respect, but we cannot provide any assurance that all of this information is accurate.

 ABOUT THE REGISTRANTS

        The following highlights information about the registrants and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Ventas

        We are a REIT with a geographically diverse portfolio of seniors housing and healthcare properties throughout the United States and Canada. As of December 31, 2011, we owned 1,378 properties located in 46 states, the District of Columbia and two Canadian provinces, consisting of: 678 seniors housing communities; 396 skilled nursing facilities; 47 hospitals; 249 MOBs; and eight personal care facilities. We also were in the process of developing three properties as of December 31, 2011. We are headquartered in Chicago, Illinois and have been a constituent member of the S&P 500® Index, a leading indicator of the large cap U.S. equities market, since March 2009.

        Our primary business focuses on acquiring and owning seniors housing and healthcare properties and leasing those properties to unaffiliated tenants or operating those properties through independent third-party managers. Through our Lillibridge Healthcare Services, Inc. ("Lillibridge") subsidiary and our ownership interest in PMB Real Estate Services LLC ("PMBRES"), which we acquired in July 2011 in connection with our acquisition of NHP, we also provide MOB management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. In addition, from time to time, we make mortgage loan and other investments relating to seniors housing and healthcare operators or properties.

        As of December 31, 2011, we leased 929 properties (excluding MOBs) to healthcare operating companies under "triple-net" or "absolute-net" leases that obligate the tenants to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures, and we engaged independent third parties, such as Atria and Sunrise, to manage 200 seniors housing communities pursuant to long-term management agreements.

        Our business strategy focuses on three principal objectives: (1) generating consistent, reliable and growing cash flows; (2) maintaining a well-diversified portfolio; and (3) preserving our financial strength, flexibility and liquidity.

        Our principal executive offices are located at 353 N. Clark Street, Suite 3300, Chicago, Illinois, 60654, and our telephone number is (877) 483-6827. We maintain a website on the Internet at http://www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

Ventas Realty

        Ventas Realty is a wholly owned direct subsidiary of Ventas, Inc. and a limited partnership organized under the laws of the State of Delaware.

Ventas Capital

        Ventas Capital is a wholly owned subsidiary of Ventas Realty organized under the laws of the State of Delaware for the purpose of serving as co-issuer with Ventas Realty of certain debt securities. Ventas Capital does not and will not have any substantial operations, assets or revenues. As a result, prospective purchasers of the debt securities of Ventas Realty and Ventas Capital or the debt securities of Ventas Realty that are guaranteed by Ventas Capital should not expect Ventas Capital to participate in servicing the interest on or principal of those debt securities.

 RISK FACTORS

        Our business, operations and financial condition are subject to various risks. Before you invest in our securities, you should carefully consider:

  •
  the risks described in Ventas, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus; and

  •
  any risks that are described in other filings we make with the Commission or in the prospectus supplements relating to specific offerings of securities.

 USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include acquisitions of or investments in additional properties and businesses and the repayment of borrowings under our unsecured revolving credit facility, term loans or other debt. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratios of (1) earnings to fixed charges and (2) earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. We do not currently have any preferred stock outstanding.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	2.40x	2.28x	2.10x	1.68x	1.56x
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	2.40x	2.28x	2.10x	1.68x	1.53x

(1)
For this ratio, earnings consist of income before loss from unconsolidated entities, reversal of contingent liability, income taxes, discontinued operations, noncontrolling interest and preferred stock dividends and issuance costs, plus fixed charges (excluding capitalized interest) and distributions from unconsolidated entities. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

(2)
For this ratio, earnings consist of income before loss from unconsolidated entities, reversal of contingent liability, income taxes, discontinued operations, noncontrolling interest and preferred stock dividends and issuance costs, plus fixed charges and preferred stock dividends (excluding capitalized interest) and distributions from unconsolidated entities. Fixed charges and preferred stock dividends consist of interest expensed and capitalized, plus preferred stock dividends plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

 DESCRIPTION OF VENTAS, INC. COMMON STOCK

        This section describes the general terms and provisions of Ventas, Inc. common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Ventas, Inc.'s Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Ventas, Inc.'s Fourth Amended and Restated By-Laws, as amended (the "Bylaws"), each of which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the Certificate of Incorporation and Bylaws for additional information before you purchase any shares of Ventas, Inc. common stock.

General

        The Certificate of Incorporation authorizes Ventas, Inc. to issue up to 600,000,000 shares of its common stock, par value $0.25 per share. As of March 20, 2012, 289,026,857 shares of Ventas, Inc. common stock were issued and outstanding.

        All shares of common stock offered hereby, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of capital stock and to certain provisions of the Certificate of Incorporation, holders of shares of Ventas, Inc. common stock are entitled to receive distributions if, as and when authorized and declared by Ventas, Inc.'s Board of Directors out of assets legally available therefor and to share ratably in our assets legally available for distribution to stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities. We currently expect to continue to make quarterly distributions, and from time to time we may make additional distributions.

        Holders of shares of Ventas, Inc. common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Holders of shares of Ventas, Inc. common stock have no conversion, sinking fund, redemption or preemptive rights. Subject to certain provisions of the Certificate of Incorporation, shares of Ventas, Inc. common stock have equal distribution, liquidation and other rights.

Certain Anti-Takeover Provisions

        In order to preserve our ability to maintain REIT status, the Certificate of Incorporation provides that if a person acquires beneficial ownership of more than 9%, in number or value, of the outstanding shares of Ventas, Inc. common stock, the shares that are beneficially owned in excess of such 9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by Ventas, Inc.'s Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. We have the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the excess shares, or (2) the market price on the date we buy the shares, and we may defer payment of the purchase price for up to five years. If we do not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of the Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original purchase price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. The Board of Directors may grant waivers from the excess share limitations.

 DESCRIPTION OF VENTAS, INC. PREFERRED STOCK

        This section describes the general terms and provisions of Ventas, Inc. preferred stock. The prospectus supplement relating to any offering of preferred stock, or other securities convertible into or exchangeable or exercisable for preferred stock, will describe more specific terms of the preferred stock being offered, including the designation of the series, the number of shares offered, the initial offering price and any voting, dividend and liquidation preference rights, and any general terms described in this section that will not apply to those shares of preferred stock.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Incorporation and the certificate of designation relating to the applicable series of preferred stock that we will file with the Commission, each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read the Certificate of Incorporation and such certificate of designation for additional information before you buy any shares of Ventas, Inc. preferred stock.

General

        The Certificate of Incorporation authorizes Ventas, Inc. to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. As of March 20, 2012, no shares of Ventas, Inc. preferred stock were issued or outstanding.

        Ventas, Inc.'s Board of Directors has authority, without the approval of stockholders, to issue preferred stock in one or more series having the powers, preferences and other rights as it may determine from time to time. Ventas, Inc. preferred stock that we offer and sell under this prospectus will have the rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of preferred stock being offered for the specific terms of the series, including some or all of the following:

  •
  the description of the shares of preferred stock;

  •
  the number of shares of preferred stock offered;

  •
  the voting rights, if any, of the holders of the shares of preferred stock;

  •
  the offering price of the shares of preferred stock;

  •
  the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

  •
  the date from which distributions on the shares of preferred stock shall accumulate;

  •
  the provision, if any, for auctioning or remarketing of the shares of preferred stock;

  •
  the provision, if any, for redemption or a sinking fund;

  •
  the liquidation preference per share;

  •
  any listing of the shares of preferred stock on a securities exchange;

  •
  whether the shares of preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange rate or the manner of determining it;

  •
  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Ventas, Inc. Depositary Shares";

  •
  the federal income tax consequences of owning the preferred stock;

  •
  the relative ranking and preferences of the shares of preferred stock as to distribution and liquidation rights;

  •
  any limitations on issuance of any shares of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution and liquidation rights;

  •
  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

  •
  any other terms of the preferred stock.

        As described under "Description of Ventas, Inc. Depositary Shares," Ventas, Inc. may, at its option, elect to offer depositary shares evidenced by depositary receipts. If Ventas, Inc. elects to so offer, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Ranking

        Unless Ventas, Inc.'s Board of Directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that any shares of Ventas, Inc. preferred stock will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all shares of Ventas, Inc. common stock.

Dividends

        Holders of shares of Ventas, Inc. preferred stock of each series will be entitled to receive dividends at the rates and on the dates shown in the applicable prospectus supplement if, as and when authorized and declared by Ventas, Inc.'s Board of Directors out of assets legally available therefor. Ventas, Inc. will pay each dividend to holders of record as they appear on its share transfer books on the record dates fixed by the Board of Directors. In the case of shares of preferred stock represented by depositary receipts, the records of the depositary referred to under "Description of Ventas, Inc. Depositary Shares" will determine the persons to whom dividends are payable.

        Dividends on any series of Ventas, Inc. preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative dividends will be cumulative from and after the date shown in the applicable prospectus supplement. If the Board of Directors fails to authorize a dividend on any applicable series that is noncumulative, the holders will have no right to receive, and Ventas, Inc. will have no obligation to pay, a dividend in respect of the applicable dividend period, whether or not dividends on that series are declared payable in the future.

        If the applicable series is entitled to a cumulative dividend, Ventas, Inc. may not declare, or pay or set aside for payment, a dividend on any other series of preferred stock ranking, as to dividends, on a parity with or junior to the applicable series, unless it declares, and either pays or sets aside for payment, full cumulative dividends on the applicable series for all past dividends periods and the then current dividend period. If the applicable series does not have a cumulative dividend, Ventas, Inc. must declare, and pay or set aside for payment, full dividends for the then current dividend period only. When dividends are not paid, or set aside for payment, in full on any applicable series and the shares of any other series ranking on a parity as to dividends with the applicable series, Ventas, Inc. must declare, and pay or set aside for payment, all dividends upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid dividends of the several series. For these purposes, accrued and unpaid dividends do not include unpaid dividend periods on noncumulative shares of preferred stock. No interest will be payable in respect of any dividend payment that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless Ventas, Inc. declares, and pays or sets aside for payment, full cumulative dividends, including for the then current period, on any applicable series entitled to a cumulative dividend, it may not declare, or pay or set aside for payment, any dividends on common stock or any other equity securities ranking junior to or on a parity with the applicable series as to dividends or upon liquidation. The foregoing restriction does not apply to dividends paid in common stock or other equity securities ranking junior to the applicable series as to dividends and upon liquidation. If the applicable series does not have cumulative dividends, Ventas, Inc. must declare, and pay or set aside for payment, only the dividend for the then current period before declaring dividends on shares of common stock or junior or parity securities. In addition, under the circumstances in which Ventas, Inc. could not declare a dividend, it may not redeem, purchase or otherwise acquire for any consideration any shares of common stock or other parity or junior equity securities, except upon conversion into or exchange for shares of common stock or other junior equity securities. Ventas, Inc. may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.

        Ventas, Inc. will credit any dividend payment made on an applicable series first against the earliest accrued but unpaid dividend due with respect to the series.

Redemption

        Ventas, Inc. may have the right or may be required to redeem the applicable series, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If the applicable series is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when the redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for the applicable series is payable only from the net proceeds of an issuance of capital stock, the terms of the applicable series may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any such issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock will automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

        The applicable prospectus supplement will describe the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of shares of Ventas, Inc. common stock or any other shares of capital stock ranking junior to the applicable series in the distribution of assets upon liquidation, the holders of that series will be entitled to receive, out of assets legally available therefor, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all accrued and unpaid distributions. If the applicable series does not have a cumulative dividend, accrued and unpaid dividends include only the then current dividend period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of the applicable series will have no right or claim to any of our remaining assets, and our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the applicable series upon liquidation, according to their rights and preferences.

        If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series and the corresponding amounts payable on all shares of capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of capital stock will share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

Voting Rights

        Holders of shares of the applicable series will not have any voting rights, except as otherwise from time to time required by law or as specified in the applicable prospectus supplement.

        As more fully described under "Description of Ventas, Inc. Depositary Shares" below, if Ventas, Inc. elects to issue depositary shares, each representing a fraction of a share of a series of preferred stock, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or Ventas, Inc. may require you to, convert shares of the applicable series into shares of common stock or any other class or series of shares of capital stock. The terms will include the number of shares of common stock or other securities into which the shares of the applicable series are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at Ventas, Inc.'s option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which Ventas, Inc. can require you to exchange shares of the applicable series for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.

Certain Anti-Takeover Provisions

        In order to preserve our ability to maintain our REIT status, the Certificate of Incorporation provides that if a person acquires beneficial ownership of more than 9.9%, in number or value, of the outstanding shares of Ventas, Inc. preferred stock, the shares that are beneficially owned in excess of such 9.9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by Ventas, Inc.'s Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. We have the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the excess shares, or (2) the market price on the date we buy the shares, and we may defer payment of the purchase price for up to five years. If we do not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of the Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original purchase price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. The Board of Directors may grant waivers from the excess share limitations.

 DESCRIPTION OF VENTAS, INC. DEPOSITARY SHARES

        This section describes the general terms and provisions of shares of Ventas, Inc. preferred stock represented by depositary shares. The prospectus supplement relating to an offering of depositary shares will describe more specific terms of the depositary shares being offered, including the number of shares offered, the initial offering price and the powers, preferences and other rights of the underlying preferred stock and any general terms outlined in this section that will not apply to those depositary shares.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable deposit agreement (including the depositary receipt), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read the form of deposit agreement (including the depositary receipt) for additional information before you buy any Ventas, Inc. depositary shares.

General

        Ventas, Inc. may, at its option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If Ventas, Inc. exercises this option, it will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between Ventas, Inc. and the depositary. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of Ventas, Inc. preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

        The depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, the depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with Ventas, Inc.'s approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        Depositary shares that represent shares of preferred stock that have been converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

        You may receive the number of whole shares of the applicable series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the number of depositary shares that you surrender exceeds the number of depositary shares that represent the number of whole shares of preferred stock that you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

        If Ventas, Inc. redeems shares of the applicable series of preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the applicable series of preferred stock, and the redemption date for depositary shares will be the same as that of the preferred stock. If Ventas, Inc. has elected to redeem less than all of the depositary shares, the depositary will select the depositary shares for redemption by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Underlying Shares of Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the applicable series of preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how to vote the shares of preferred stock represented by the holder's depositary shares. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares of preferred stock represented by your depositary shares as you instruct. Ventas, Inc. will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote, the depositary will abstain from voting the shares of preferred stock represented by your depositary shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Liquidation Preference

        Upon our voluntary or involuntary liquidation, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of Ventas, Inc. preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

        The depositary shares will not themselves be convertible into or exchangeable for shares of Ventas, Inc. common stock or preferred stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions for the depositary to instruct Ventas, Inc. to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, Ventas, Inc. may require you to surrender all of your depositary receipts to the applicable depositary upon requiring the conversion or exchange of the preferred stock represented by the depositary shares into debt securities. Ventas, Inc. will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, it will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you convert less than all of your depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

        As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock. In addition:

  •
  you will not recognize any gain or loss for U.S. federal income tax purposes upon the withdrawal of shares of preferred stock in exchange for depositary shares provided in the deposit agreement;

  •
  your tax basis in shares of preferred stock received upon exchange of depositary shares will be the same as your aggregate tax basis in the depositary shares so exchanged; and

  •
  if you held the depositary shares as a capital asset at the time of the exchange for shares of preferred stock, the holding period for the shares of preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        Ventas, Inc. and the applicable depositary are permitted to amend the provisions of depositary receipts and any deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by Ventas, Inc. upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) holders of depositary shares representing a majority of each series of preferred stock affected by the termination consents to the termination. If either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock that are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

  •
  all depositary shares have been redeemed;

  •
  there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the Ventas, Inc. preferred stock; or

  •
  each related share of preferred stock has been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of the depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to Ventas, Inc. notice of its election to do so. In addition, Ventas, Inc. may at any time remove a depositary. Any resignation or removal will take effect when Ventas, Inc. appoints a successor depositary and it accepts the appointment. Ventas, Inc. must appoint a successor depositary within 60 days after delivery of a notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary receipts any reports and communications it receives from Ventas, Inc. with respect to the related shares of preferred stock. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice.

        Neither Ventas, Inc. nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Ventas, Inc.'s obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither Ventas, Inc. nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. Ventas, Inc. and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and Ventas, Inc., on the other hand, the depositary will be entitled to act on the claims, requests or instructions received from us.

 DESCRIPTION OF VENTAS, INC. WARRANTS

        This section describes the general terms and provisions of Ventas, Inc. warrants. The prospectus supplement relating to an offering of the warrants will describe more specific terms of the warrants being offered, including the number of warrants offered, the initial offering price and the terms of the underlying securities and any general terms outlined in this section that will not apply to those warrants.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement (including the warrant certificate), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference. You should read the form of warrant agreement (including the warrant certificate) for additional information before you buy any Ventas, Inc. warrants.

        Ventas, Inc. may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to Ventas, Inc., or to receive from Ventas, Inc., the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. Ventas, Inc. will enter a warrant agreement governing the issuance of the warrants with a warrant agent, who will act solely as its agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the terms of each series of warrants being offered including some or all of the following:

  •
  the offering price;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants;

  •
  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the date on which the warrants will expire;

  •
  the federal income tax consequences of owning the warrants;

  •
  the rights, if any, Ventas, Inc. has to redeem the warrants;

  •
  the name of the warrant agent; and

  •
  any other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.

        Ventas, Inc. and the applicable warrant agent may amend or supplement the warrant agreement without the consent of the affected holders of warrants to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable series of warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The applicable prospectus supplement may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

 DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities of Ventas Realty, the debt securities of Ventas Realty and Ventas Capital, collectively, and the debt securities of Ventas, Inc. For purposes hereof, references to the issuer(s) means any of Ventas Realty, Ventas Realty and Ventas Capital, collectively, or Ventas, Inc., as applicable. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered, including the designation of the series, the aggregate principal amount being offered, the initial offering price, the interest rate and any redemption, purchase or conversion rights and any general terms described in this section that will not apply to those debt securities.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable base indenture referred to below and the supplemental indenture (including the form of debt security) relating to the applicable series of debt securities, the form of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the applicable base indenture and supplemental indenture (including the applicable form of debt security) for additional information before you buy any debt securities of the issuer(s).

        The debt securities will be direct unsecured general obligations of the issuer(s) and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities may be senior or subordinated and will be issued under one or more indentures among the issuer(s), the guarantor(s) named therein and U.S. Bank National Association, as the initial trustee, which we refer to herein as base indentures. The base indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder.

        Senior debt securities will be issued under a senior indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Board of Directors of the issuer(s) or a duly authorized committee thereof. Subordinated debt securities will be issued under a subordinated indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Board of Directors of the issuer(s) or a duly authorized committee thereof. In this prospectus, we refer to the senior indenture and the subordinated indenture (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities), collectively, as the indentures. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

General

        Each indenture provides that there may be more than one trustee with respect to one or more series of debt securities under that indenture. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to such series.

        If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of the trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by a trustee only with respect to the one or more series of debt securities for which it is trustee.

        The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:

  •
  the title of the debt securities;

  •
  the issuer(s) of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the purchase price of the debt securities, expressed as a percentage of the principal amount;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

  •
  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

  •
  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

  •
  if the issuer(s) will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

  •
  the terms and conditions of any sinking fund or any similar provisions obligating the issuer(s) or permitting a holder to require the issuer(s) to redeem or purchase all or any portion of the debt securities prior to final maturity;

  •
  the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars and the manner of determining the equivalent of those amounts in U.S. dollars;

  •
  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

  •
  any additions or changes to the events of default in the applicable base indenture;

  •
  the portion of the principal payable upon acceleration of maturity, if other than the entire principal amount;

  •
  any additions or changes with respect to the other covenants in the applicable base indenture;

  •
  the terms and conditions, if any, upon which the debt securities may be convertible into common stock;

  •
  whether the debt securities will be issued in certificated or book-entry form and, if the latter, the securities depositary;

  •
  whether the debt securities will be issued in denominations other than $1,000 and any integral multiple of $1,000;

  •
  the applicability of the defeasance and covenant defeasance provisions of the applicable base indenture;

  •
  the guarantor(s), if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantor(s), if any;

  •
  the trustee for that series of debt securities, if other than U.S. Bank National Association; and

  •
  any other terms of the debt securities consistent with the provisions of the applicable base indenture.

        Debt securities may be issued as original issue discount securities to be offered and sold at substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.

Certificated Debt Securities

        Except as otherwise provided in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities, but the issuer(s) may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Book-Entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with the depositary identified in the applicable prospectus supplement, which will keep a computerized record of its participants (for example, brokers) whose clients have purchased the debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless a global security is exchanged in whole or in part for debt securities in certificated form, it may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.

        Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York, which we refer to in this prospectus as DTC, will act as depositary for each series of global securities, and DTC will register the global securities in the name of its nominee, Cede & Co. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

        DTC has provided the following information to us. DTC, the world's largest securities depositary, is a:

  •
  limited purpose trust company organized under the New York Banking Law;

  •
  "banking organization" within the meaning of the New York Banking Law;

  •
  member of the U.S. Federal Reserve System;

  •
  "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

        DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing

Corporation, all of which are registered clearing agencies. DTCC is owned by users of its regulated subsidiaries. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The rules applicable to DTC and its direct and indirect participants are on file with the Commission.

        Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global securities. The issuer(s) and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, the issuer(s), the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. DTC's practice is to credit direct participants' accounts upon receipt of any payment of principal or interest on the payment date in accordance with their respective holdings of beneficial interests in the global securities as shown on DTC's records. Payments by direct and indirect participants to owners of beneficial interests in the global securities will be governed by standing instructions and customary practices. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or the issuer(s), subject to any statutory or regulatory requirements as may be in effect from time to time.

        Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary;

  •
  DTC ceases to be a registered clearing agency and a successor depositary is not appointed by us within 120 days; or

  •
  we determine not to require all of the debt securities of a series to be represented by a global security and notify the applicable trustee of our decision.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Merger Covenant

        Pursuant to the terms of each indenture, Ventas, Inc. may not, directly or indirectly: (1) consolidate or merge with or into another person or entity, or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of Ventas, Inc. and its subsidiaries taken as a whole, in one or more related transactions, to another person or entity, unless:

  •
  either (a) Ventas, Inc. is the surviving corporation or (b) the person or entity formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  •
  the person or entity formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of Ventas, Inc.'s obligations under the applicable debt securities and the applicable indenture pursuant to agreements reasonably satisfactory to the trustee; and

  •
  immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of Ventas, Inc. or any subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no default or event of default exists under the applicable indenture.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of Ventas, Inc. in accordance with the foregoing provisions, the successor person or entity formed by such consolidation or into which Ventas, Inc. is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, will succeed to, and be substituted for, and may exercise every right and power of, Ventas, Inc. under the applicable indenture with the same effect as if such successor initially had been named as Ventas, Inc. therein. When a successor assumes all the obligations of its predecessor under the applicable indenture and the applicable debt securities following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of 90% or more of the assets of the predecessor in accordance with the foregoing provisions, the predecessor will be released from those obligations.

Events of Default, Notice and Waiver

        Each base indenture provides that the following are events of default with respect to any series of debt securities issued thereunder, unless the applicable prospectus supplement states otherwise:

  •
  default for 30 days in the payment of any interest on any debt security of that series;

  •
  default in the payment of the principal or premium, if any, on any debt security of that series when due and payable;

  •
  default in the making of any sinking fund payment required for any debt security of that series when due;

  •
  breach by Ventas, Inc. or its subsidiaries of any other term of the applicable indenture for 60 days after receipt of notice of default stating they are in breach (either the applicable trustee or the holders of more than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

  •
  default under any other indebtedness of Ventas, Inc. or its subsidiaries in an aggregate principal amount exceeding $50.0 million after any applicable grace period, which default results in the acceleration of the maturity of such indebtedness and where that indebtedness is not discharged or that acceleration is not rescinded or annulled within ten days after receipt of written notice specifying the default (either the applicable trustee or the holders of more than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

  •
  certain events of bankruptcy, insolvency or reorganization of Ventas, Inc. or its significant subsidiaries;

  •
  the cessation of any guarantee(s) of the debt securities to be in full force and effect or the disaffirmance or denial by the guarantor(s) of their obligations with respect to any guarantee(s) of the debt securities; and

  •
  any other event of default provided with respect to that particular series of debt securities and described in the applicable prospectus supplement.

        The applicable trustee will be required to give notice to the holders of the applicable debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The applicable trustee may withhold notice to the holders of the applicable debt securities of any default, except a default in the payment of the principal of or interest on the applicable debt securities, if specified responsible officers of the applicable trustee in good faith determine that withholding the notice is in the interest of the holders.

        If an event of default with respect to the applicable debt securities has occurred and has not been cured, either the applicable trustee or the holders of at least 25% in principal amount of the then outstanding applicable debt securities may declare the entire principal amount of the applicable debt securities to be due and immediately payable by written notice to the Ventas, Inc., the issuer(s) and the applicable trustee. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all outstanding debt securities will be automatically accelerated, without any action by the applicable trustee or any holder. At any time after the applicable trustee or the holders have accelerated the applicable debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the then outstanding applicable debt securities may, under certain circumstances, rescind and annul such acceleration.

        Holders of a majority in principal amount of any series of outstanding debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default (including without limitation waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities that are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default.

        Except in cases of default, where a trustee has some special duties, the applicable trustee is not required to take any action under the applicable indenture at the request of any holders of applicable debt securities unless such holders offer the applicable trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the then outstanding applicable debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the applicable trustee. These majority holders may also direct the applicable trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before a holder bypasses the applicable trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the applicable debt securities, the following must occur:

  (1)
  The holder must give the applicable trustee written notice that an event of default with respect to the applicable debt securities has occurred and remains uncured;

  (2)
  The holders of at least a majority in principal amount of all outstanding applicable debt securities must make a written request that the applicable trustee take action because of the default, and must offer reasonable indemnity to the applicable trustee against the cost and other liabilities of taking that action;

  (3)
  The applicable trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

  (4)
  The holders of at least a majority in principal amount of all outstanding applicable debt securities must not have given the applicable trustee a direction inconsistent with such request within such 60-day period.

        However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any debt security after its due date.

        Within 120 days after the end of each fiscal year, Ventas, Inc. will furnish to the applicable trustee a written statement by certain of Ventas, Inc.'s officers certifying that to their knowledge, Ventas, Inc. is in compliance with the applicable indenture and the applicable debt securities, or otherwise specifying any default.

Modification of the Indentures

        Except as provided in the next two succeeding paragraphs, each indenture and/or the applicable debt securities may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the then outstanding debt securities issued under the applicable indenture affected by such amendment or supplement voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities), and any existing default, event of default (other than a default or event of default with respect to the payment of the principal or premium, if any, of or interest on the debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the applicable indenture or the applicable debt securities may be waived with the consent of the holders of a majority in principal amount of the then outstanding debt securities issued under the applicable indenture affected thereby voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the applicable debt securities).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of such debt security;

  •
  reduce the rate of or change the time for payment of interest on any debt security;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;

  •
  waive a default or event of default in the payment of principal of, or interest or premium, or additional amounts, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities affected thereby and a waiver of the payment default that resulted from such acceleration);

  •
  make a debt security payable in a currency other than the currency stated in that debt security;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, or additional amounts, if any, on the debt securities;

  •
  release any guarantor from any of its obligations under its guarantee of the debt securities or under that indenture except in accordance with the terms of that indenture; or

  •
  make any change in the amendment and waiver provisions set forth above.

        Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.

        Notwithstanding the preceding, without the consent of any holder of debt securities, the indentures or the applicable debt securities issued thereunder may be amended or supplemented to:

  •
  cure any ambiguity, defect or inconsistency;

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  provide for the assumption of the obligations of the issuer(s) to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of the assets of the issuer(s);

  •
  add additional guarantees with respect to the applicable debt securities;

  •
  secure the applicable debt securities;

  •
  evidence the succession of another entity to Ventas, Inc. and the assumption by the successor of the covenants of Ventas, Inc. contained in the applicable indenture;

  •
  add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of that series);

  •
  change or eliminate any of the provisions of an indenture, provided that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

  •
  establish the form or terms of debt securities of any series as permitted by the applicable indenture, including the provisions and procedures relating to debt securities convertible into Ventas, Inc. common stock;

  •
  evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

  •
  supplement any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the applicable indenture, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities in any material respect;

  •
  make any other change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the applicable indenture of any such holder; or

  •
  comply with requirements of the Commission in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act.

Defeasance and Covenant Defeasance

        When the issuer(s) establish a series of debt securities, they may provide that the debt securities of that series are subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, the issuer(s) may elect either:

  •
  to defease and, together with the guarantor(s) (if any), be legally released from, subject to some limitations, all of their respective obligations with respect to the debt securities of that series; or

  •
  to be released from the obligations to comply with specified covenants and eliminate certain events of default relating to the debt securities of that series as described in the applicable prospectus supplement.

        To effect defeasance or covenant defeasance, the issuer(s) must irrevocably deposit in trust with the applicable trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on the debt securities of that series and any mandatory sinking fund or analogous payments on the debt securities of that series.

        Upon such defeasance, the issuer(s) will not be released from obligations:

  •
  to pay additional amounts, if any, on the debt securities of that series upon the occurrence of some events;

  •
  to register the transfer or exchange of the debt securities of that series;

  •
  to replace some of the debt securities of that series;

  •
  to maintain an office relating to the debt securities of that series; or

  •
  to hold moneys for payment in trust.

        To establish such a trust, the issuer(s) must, among other things, deliver to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series:

  •
  will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

  •
  will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

        Government obligations generally mean securities which are:

  •
  direct obligations of the U.S. or of the government that issued the foreign currency in which the debt securities of a particular series are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

  •
  obligations of an agency or instrumentality of the U.S. or of the government that issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.

        If the issuer(s) effect covenant defeasance with respect to the debt securities of any series, the amount on deposit with the applicable trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer(s) have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to the issuer(s) and the guarantor(s), if any, for repayment of any shortfall.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Ranking

        Each series of senior debt securities will constitute senior indebtedness and will rank equally with each other series of senior debt securities and other senior indebtedness and senior to all subordinated indebtedness, including, but not limited to, all subordinated debt securities. Each series of subordinated debt securities will constitute subordinated indebtedness and will rank equally with each other series of subordinated debt securities but subordinate to all senior indebtedness.

        Payments on the subordinated debt securities will be subordinated to the senior indebtedness of the issuer(s) and the guarantor(s), if any, described under "Guarantees" below, whether outstanding on the date of the subordinated indenture or incurred after that date. At December 31, 2011, we had $6.4 billion of outstanding senior indebtedness (including mortgage loans, capital lease obligations and unamortized fair value adjustment, but excluding unamortized commission fees and discounts). The prospectus supplement relating to each issuance of subordinated debt securities will specify the aggregate amount of our outstanding indebtedness as of the most recent practicable date that would rank senior to the subordinated debt securities.

        If any of the following events occur, the holders of senior indebtedness must receive payment of the full amount due on the senior indebtedness, or that payment must be duly provided for, before the issuer(s) may make payments on the subordinated debt securities:

  •
  any distribution of our assets upon our liquidation, reorganization or other similar transaction except for a distribution in connection with a merger or other transaction complying with the covenant described above under "Merger Covenant";

  •
  the occurrence and continuation of a payment default on any senior indebtedness; or

  •
  a declaration of the principal of any series of subordinated debt securities, or, in the case of original issue discount securities, the portion of the principal amount specified under their terms, as due and payable, that has not been rescinded and annulled.

        However, if the event is the acceleration of any series of subordinated debt securities, only the holders of senior indebtedness outstanding at the time of the acceleration of those subordinated debt securities, or, in the case of original issue discount securities, that portion of the principal amount specified under their terms, must receive payment of the full amount due on that senior indebtedness, or such payment must be duly provided for, before the issuer(s) make payments on the subordinated debt securities.

        As a result of the subordination provisions, some of our general creditors, including holders of senior indebtedness, may recover more, ratably, than the holders of the subordinated debt securities in the event of insolvency.

        For purposes of the subordinated indenture, "senior indebtedness" of the issuer(s) and any guarantor(s) means the following indebtedness or obligations:

  •
  the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the issuer(s) or the guarantor(s), if any, are responsible for the payment of, the indebtedness of others;

  •
  renewals, extensions and refundings of the foregoing indebtedness;

  •
  interest or obligations in respect of the foregoing indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products.

        However, indebtedness or obligations do not constitute senior indebtedness if the instrument by which the issuer(s) or the guarantor(s) become obligated for that indebtedness or those obligations expressly provides that that indebtedness or those obligations are junior in right of payment to any other indebtedness or obligations of the issuer(s) or the guarantors, as applicable.

Convertible Debt Securities

        Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to debt securities of Ventas, Inc. that will be convertible into shares of Ventas, Inc. common stock.

        Each holder of unredeemed convertible debt securities may, at any time during the period specified in the applicable prospectus supplement, convert those convertible debt securities into shares of Ventas, Inc. common stock. The conversion price or rate for each $1,000 principal amount of convertible debt securities will be specified in the applicable prospectus supplement. The holder of a convertible debt security may convert only a portion of the convertible debt security that is $1,000 principal amount or any integral multiple of $1,000. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon receipt of written notice of the holder's exercise of that option.

        The conversion price or rate may be subject to adjustment in certain events, as specified in the applicable indenture, including:

  •
  the issuance of shares of Ventas, Inc. common stock as a dividend on the common stock;

  •
  subdivisions and combinations of Ventas, Inc. common stock;

  •
  the issuance to all holders of Ventas, Inc. common stock of rights or warrants entitling such holders for a period not exceeding 45 days to subscribe for or purchase shares of common stock at a price per share less than its then current per share market price; and

  •
  the distribution to all holders of Ventas, Inc. common stock of:

  (1)
  shares of Ventas, Inc. capital stock, other than common stock;

  (2)
  evidence of Ventas, Inc. indebtedness or assets excluding cash dividends or distributions paid from its retained earnings; or

  (3)
  subscription rights or warrants other than those referred to above.

        However, Ventas, Inc. will not be required to make any adjustment of the conversion price or rate of less than 1%. Fractional shares of common stock will not be issued upon conversion. In lieu of fractional shares, we will pay a cash adjustment. Unless otherwise specified in the applicable prospectus supplement, debt securities surrendered for conversion between any record date for an interest payment and the related interest payment date must be accompanied by payment of an amount in cash equal to the interest payment on the surrendered debt security. However, that payment does not have to accompany debt securities surrendered for conversion if those debt securities have been called for redemption during that period. Furthermore, upon conversion of any original issue discount security, the fixed number of shares of common stock into which such original issue discount security is convertible will first be applied to the portion attributable to the accrued original issue discount relating to the period from the date of issuance to the date of conversion of the original issue discount security, and, second, to the portion attributable to the balance of the principal amount of such debt securities.

Guarantees

        If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by Ventas, Inc., Ventas Capital and/or Ventas Realty, then the debt securities will be fully and unconditionally guaranteed by Ventas, Inc., Ventas Capital and/or Ventas Realty, as applicable. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries of the issuer(s), the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuer(s). The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. Ventas, Inc. is the guarantor under the indentures governing Ventas Realty's and Ventas Capital's existing senior notes. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

 PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement relating to any offering will set forth the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price or initial public offering price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale through Underwriters or Dealers

        If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

        If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales through Agents

        We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, in block transactions and such other transactions as agreed by us and any agent. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Remarketing Arrangements

        Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

 VALIDITY OF THE OFFERED SECURITIES

        Willkie Farr & Gallagher LLP, New York, New York will issue an opinion for Ventas, Inc., Ventas Realty and Ventas Capital regarding the legality of certain of the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2011 (including the financial statement schedule appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We are subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements, information statements and other information with the Commission. Reports, proxy statements, information statements and other information filed by us with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material also may be obtained from the Public Reference Section of the Commission located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website that contains reports, proxy statements, information statements and other information regarding us. The Commission's website address is www.sec.gov. We are a publicly held corporation and our common stock is traded on the New York Stock Exchange under the symbol "VTR." Reports, proxy statements, information statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information about us is also available on our website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

        Statements contained or deemed to be incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

        We are incorporating by reference in this prospectus the information we file with the Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the securities offered under this prospectus are sold:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011;

  •
  our Current Reports on Form 8-K filed on January 6, 2012, February 6, 2012, February 14, 2012, February 17, 2012 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition), March 30, 2012, and April 2, 2012 (two reports); and

  •
  our Proxy Statement for our 2012 Annual Meeting of Stockholders, filed with the Commission on April 2, 2012.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary
Ventas, Inc.
353 North Clark Street
Suite 3300
Chicago, Illinois 60654
(877) 483-6827

        No separate financial statements of Ventas Realty or Ventas Capital have been included herein. It is not expected that Ventas Realty or Ventas Capital will file reports, proxy statements or other information under the Exchange Act with the Commission.

        We have not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated by reference into this prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

$500,000,000

Ventas Realty, Limited Partnership
Ventas Capital Corporation

2.700% Senior Notes due 2020

PROSPECTUS SUPPLEMENT
March 14, 2013

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J.P. Morgan

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RBS

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BB&T Capital Markets

Fifth Third Securities, Inc.

Mitsubishi UFJ Securities

SMBC Nikko

The Williams Capital Group, L.P.